Exhibit 10.1

Execution Version

CONSENT, WAIVER AND SIXTH AMENDMENT

TO FACILITY AGREEMENT

This CONSENT, WAIVER AND SIXTH AMENDMENT TO FACILITY AGREEMENT (this “Amendment”) is entered into as of March 19, 2021, by and among NEOS THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), NEOS THERAPEUTICS COMMERCIAL, LLC, a Delaware limited liability company (“Commercial”), NEOS THERAPEUTICS BRANDS, LLC, a Delaware limited liability company (“Brands”), NEOS THERAPEUTICS, LP, a Texas limited partnership (“Neos LP”), PHARMAFAB TEXAS, LLC, a Texas limited liability company (“PharmaFab”, together with Commercial, Brands and Neos LP, each individually a “Guarantor”, and collectively, the “Guarantors”), DEERFIELD PRIVATE DESIGN FUND III, L.P. (“DPDF”), DEERFIELD Partners, L.P. (“DP”, and together with DPDF collectively referred to as the “Lenders”), and DEERFIELD MGMT, L.P., as collateral agent for itself, the Lenders and the other Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent” and together with the Borrower, the Guarantors and Agent, collectively, the “Parties”).

RECITALS:

A. The Borrower and the Lenders have entered into that certain Facility Agreement, dated as of May 11, 2016 (together with all exhibits and schedules thereto and as the same has been amended, restated, supplemented and/or otherwise modified from time to time to prior to (and not including) the date hereof, including by (i) that certain First Amendment to Facility Agreement, dated as of June 1, 2017, by and among the Borrower, the Guarantors party thereto and the Lenders, (ii) that certain Second Amendment to Facility Agreement, dated as of November 5, 2018, by and among the Borrower, the Guarantors party thereto and the Lenders, (iii) that certain Third Amendment to Facility Agreement, dated as of March 26, 2019, by and among the Borrower, the Guarantors party thereto and the Lenders, (iv) that certain Fourth Amendment to Facility Agreement, dated as of October 2, 2019, by and among the Borrower, the Guarantors party thereto and the Lenders, and (v) that certain Fifth Amendment to Facility Agreement, dated as of May 6, 2020, by and among the Borrower, the Guarantors party thereto and the Lenders, the “Existing Facility Agreement”). The Existing Facility Agreement, as amended hereby and as may be amended, restated, supplemented and/or otherwise modified from time to time, is referred to as the “Facility Agreement”).

B. The Borrower, Aytu Bioscience, Inc., a Delaware corporation (“Aytu”), and the Lenders have entered into that certain Letter Agreement re: Consent and Modifications to Loan Documents, dated December 10, 2020 (the “Letter Agreement”).

C. Pursuant to that certain Agreement and Plan of Merger, among the Borrower, Aytu, and Neutron Acquisition Sub., Inc., a Delaware corporation, dated as of December 10, 2020 (together with all exhibits, schedules and disclose letters thereto, the “Merger Agreement”), on the date hereof, Aytu will acquire the Borrower, and the parties to the Merger Agreement will consummate the other transactions contemplated thereby (collectively, the “Aytu Merger”).

D. Pursuant to that certain Letter Agreement, dated as of December 10, 2020, among the Borrower, Aytu and the Lenders, the Lenders have agreed, on the terms and subject to the conditions set forth therein, to (a) consent to the Borrower’s agreement to make certain amendments to the ABL Agreement and the other ABL Documents, (b) permanently waive certain Events of Default that have occurred and are continuing and (c) amend the Existing Facility Agreement, in each case as more fully set forth therein.

E.  In furtherance of the agreements set forth in the Letter Agreement, the Lenders have agreed to enter into this Agreement, grant such permanent waivers and make such amendments, in each case on the term and subject to the conditions hereof.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

1. Defined Terms. Capitalized terms used herein which are defined in the Facility Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Facility Agreement. The Recitals to this Amendment are incorporated herein in their entirety by this reference thereto.

2. Consent. Subject to the satisfaction of the conditions precedent set forth in Section 5 of this Amendment, effective as of the Sixth Amendment Effective Date, the Lenders hereby consent to the consummation of the amendments to the ABL Documents pursuant to an amendment thereto in the form attached hereto as Exhibit B (the “ABL Amendment”).

3. Waivers. Subject to the satisfaction of the conditions precedent set forth in Section 5 of this Amendment, effective as of the Sixth Amendment Effective Date, the Lenders hereby irrevocably waive (i)(A) the Going Concern Condition (as defined in that certain letter agreement by and among the Borrower and the Lenders dated as of November 6, 2020) for each of the fiscal quarters ended June 30, 2020 and September 30, 2020 and each other fiscal quarter ending thereafter and prior to the Sixth Amendment Effective Date (as defined below) and (B) any Event of Default that would arise without such waiver due to the failure to satisfy the Going Concern Condition (as defined in that certain letter agreement by and among the Borrower and the Lenders dated as of November 6, 2020) for each of the fiscal quarters ended June 30, 2020 and September 30, 2020 and each other fiscal quarter ending thereafter and prior to the Sixth Amendment Effective Date, as required pursuant to Section 5.1(v) of the Facility Agreement and (ii) the right to impose the default rate of interest under Section 2.8 of the Facility Agreement, or to collect interest accruing at such default rate of interest, that Lenders had a lawful right to collect or apply with respect to any such Event of Default for failure to satisfy such Going Concern Condition.

4. Amendments to Existing Facility Agreement. Subject to the satisfaction of the Conditions Precedent set forth in Section 4 of this Amendment, (a) the Existing Facility Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Facility Agreement attached as Exhibit A hereto, (b) the schedules to the Facility Agreement are hereby replaced in their entirety with the Disclosure Schedules attached hereto.

5. Conditions Precedent. The consents, waivers and amendments to the Facility Agreement contemplated hereby shall be effective upon the date on which each of the following conditions is satisfied (or waived by the applicable Lenders) (such date, the “Sixth Amendment Effective Date”):

a. Delivery of Amendment Documents. (i) The parties thereto shall have executed and delivered to the Collateral Agent this Amendment, the Joinders (as defined in the Letter Agreement), the ABL Amendment, in the form attached hereto as Exhibit B, promissory notes in the form attached hereto as Exhibit C, a perfection certification in the form attached hereto as Exhibit D and the other documents and certificates executed described in the closing checklist attached hereto as Exhibit E, (ii) the Collateral Agent and the Lenders shall have received (A) executed legal opinions and resolutions in form and substance reasonably satisfactory to the Collateral Agent and the Lenders, (B) lien searches in the jurisdiction of organization (and at the location of the chief executive office, where applicable and appropriate) of each New Guarantor (as defined in the Letter Agreement), (C) a certificate of the chief financial officer (or other officer with reasonably equivalent responsibilities) of Aytu certifying that Aytu and its Subsidiaries, taken as a whole, after giving effect to the consummation of the Aytu Merger, are Solvent, (D) customary officer’s and secretary’s certificates attaching the organizational documents of the Borrower and each Guarantor (including the New Guarantors), and (iii) documents (including, without limitation insurance certificates and UCC-1 financing statements) effecting the requirements of clause b. of this Section 5 (collectively, the “Amendment Documentation”).

b. Perfection. All actions necessary to establish that the Collateral Agent (for the benefit of itself, the Lenders and the other secured parties under the Loan Documents) will have perfected first priority security interests (subject to Permitted Liens (which shall include all Liens contemplated by the Term Sheet)) in the Collateral owned by each New Guarantor shall have been taken.

c. Representations and Warranties. (i) The representations and warranties set forth in Sections 3.1(c), 3.1(g), 3.1(i), 3.1(q) (solely as it relates to the execution, delivery and performance of the Amendment Documentation), 3.1(aa), 3.1(hh), 3.1(pp), and 3.1(qq) of the Facility Agreement, in each case, after giving effect to the Merger Agreement and in each case with respect to both the Borrower and its Subsidiaries and Aytu and its other Subsidiaries, shall be true and correct in all material respects (or, if any such representation and warranty is qualified by materiality, in all respects), in each case as of the Sixth Amendment Effective Date or, to the extent any such representation and warranty specifically relates to an earlier date, as of such earlier date, in each case with respect to both the Borrower and its Subsidiaries and Aytu and its other Subsidiaries, and (ii) the representations and warranties made by Aytu and its Affiliates with respect to Aytu and its Affiliates or the related business, financials or entities in the Merger Agreement as are material to the interests of the Lenders, shall be true and correct in all material respects, but only to the extent that the Borrower or its Affiliates have the right (taking into account any applicable cure provisions) to terminate its or their obligations under the Merger Agreement or otherwise decline or refuse to close or consummate the Aytu Merger as a result of a breach (or failure to be accurate, true or correct) of any such representations in the Merger Agreement.

d. Consummation of Aytu Merger. Substantially concurrently with the execution and delivery of the Amendment Documentation, the Aytu Merger shall be consummated in accordance with the terms of Merger Agreement without giving effect to (i) any amendments, modifications or supplements thereof or (ii) waivers or consents thereunder by the Borrower or its Affiliates, in the case of each of clauses (i) and (ii) in this Section 5.d., that are materially adverse to the interests of the Collateral Agent and the Lenders and that have not been consented to in writing (such consent not to be unreasonably withheld, conditioned or delayed) by the Lenders; it being understood that (x) any increase in the merger consideration under the Merger Agreement or (y) any change to the definition of “Company Material Adverse Effect” in the Merger Agreement shall, in each case, be deemed materially adverse to the interests of the Agent and the Lenders.

e. Indebtedness. After giving effect to the consummation of the Aytu Merger, neither Aytu nor any of its Subsidiaries shall have any outstanding Indebtedness other than Permitted Indebtedness (which shall include all Indebtedness contemplated by the Term Sheet (as defined in the Letter Agreement)).

f. Fees and Expenses. All expenses, fees and other amounts required to be paid on the Sixth Amendment Effective Date pursuant to the Letter Agreement (including, without limitation, the Term Sheet (as defined therein)), and, to the extent invoiced one (1) Business Day prior to the Sixth Amendment Effective Date, all reasonable out-of-pocket, costs, fees and expenses, including fees and disbursements of legal counsel, incurred in connection with the negotiation, drafting and execution of this Amendment and the consummation of the transactions contemplated hereby, shall in each case have been paid by wire transfer of immediately available funds to the account of the Lenders specified in the Facility Agreement.

g. PATRIOT Act. With respect to the New Guarantors, the Lenders shall have received at least five (5) Business Days prior to the Sixth Amendment Effective Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been reasonably requested by the Agent or any Lender in advance of the Sixth Amendment Effective Date.

h. Prepayment. The Lenders shall have received, by wire transfer of immediately available funds to the account of the Lenders specified in the Facility Agreement, a prepayment of $15,000,000 of the principal of the Loan (the “Prepayment”) in lieu of the payment contemplated by Section 2.3(a)(v) of the Existing Facility Agreement, together with accrued interest thereon through the Sixth Amendment Effective Date.

i. Make Whole Interest. The Lenders shall have received, by wire transfer of immediately available funds to the account of the Lenders specified in the Facility Agreement a “make whole” interest payment in the amount of $285,979.17.

6. Representations and Warranties of the Borrower and the Guarantors. Each of the Borrower and the Guarantors, jointly and severally, hereby represents and warrants to the Lenders as of the date of this Amendment as follows, which representations and warranties shall survive the execution and delivery of this Amendment and continue in full force and effect until all of the Notes have been repaid in full:

a. Organization and Good Standing. Each of the Borrower and the Guarantors is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own its properties and conduct its business.

b. Authority. Each of the Borrower and Guarantors has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and the other Loan Documents (as amended hereby) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Amendment by each of the Borrower and Guarantors and the consummation by it of the transactions contemplated hereby and by the other Loan Documents (as amended hereby) have been duly authorized by all necessary action on its part, and no further action of its board of directors, managers, partners, stockholders or members is required in connection herewith or therewith.

c. Consents. Each of the Borrower and Guarantors is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of the 8-K Filing or as contemplated by the Security Agreement), any Governmental Authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Amendment, the Facility Agreement or the other Loan Documents (as amended hereby), to which it is a party, in each case, in accordance with the terms hereof or thereof.

d. Valid and Binding Agreement. This Amendment has been duly executed and delivered by each of the Borrower and the Guarantors, as applicable, and each of this Amendment and the other Loan Documents (as amended hereby) constitutes its valid and binding obligations, enforceable against it in accordance with their respective terms, except as limited applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors’ rights, regardless of whether considered in a proceeding in equity or at law.

e. Non-Contravention. The execution, delivery and performance of this Amendment by each of the Borrower and the Guarantors of its obligations hereunder and under the other Loan Documents (as amended hereby) does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute an event of default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any assets of the Borrower or the Guarantors pursuant to, any agreement to which any of the Borrower or the Guarantors is a party or by which the Loan Parties are bound or to which any of the assets of the Loan Parties is subject, except to the extent that no Material Adverse Effect would reasonably be expected to result therefrom, (B) result in any violation of or conflict with the provisions of the Organizational Documents, (C) result in the violation of any material Applicable Law or (D) result in the violation of any judgment, order, rule, regulation or decree of any Governmental Authority.

f. Exemption from Registration. Assuming the accuracy of the Lenders’ representations and warranties set forth in Section 7, no registration under the Securities Act or state securities laws is required for the offer and issuance of the Notes by the Borrower to the Lenders as contemplated hereby. The amendments and transactions contemplated hereby do not contravene, or require stockholder approval pursuant to, the rules and regulations of NASDAQ. The Borrower acknowledges and agrees that, for purposes of Rule 144(d) under the Exchange Act, each Lender shall be deemed to have acquired its Note (as amended hereby) on the Second Amendment Date.

7. Covenants.

a. Delivery of Notes. Immediately upon the effectiveness of this Amendment and the delivery of the Notes by the Borrower to the Lenders, the Notes delivered prior to the Sixth Amendment Effective Date (the “Existing Notes”) shall be cancelled and of no further force and effect. As promptly as reasonably practicable following the date hereof, each Lender shall deliver the Existing Notes to the Borrower for destruction. For the avoidance of doubt, the amendment and restatement of the terms of the Notes as provided therein, and the cancellation of the Existing Notes in connection therewith, shall not be conditioned upon, or be subject to, the delivery of the Notes by the Borrower to the Lenders, or the delivery of the Existing Notes by the Lenders to the Borrower.

b. Disclosure. At or prior to 9:30 a.m. (New York City time) on the first (1st) business day following the date of this Amendment, each of the Borrower and Aytu shall file a current report on Form 8-K (the “Announcing Form 8-Ks”) with the Securities and Exchange Commission (the “SEC”) describing the terms of the transactions contemplated by this Amendment and disclosing any other material non-public information (in the context of United States of America federal securities laws) provided or made available to the Lenders, the Agent, the Lender, any of their affiliates or any of their officers, directors, employees, attorneys, advisors, representatives or agents (all such persons and entities, collectively, the “Applicable Persons”) by either the Borrower or Aytu or any of the Borrower’s or Aytu’s Subsidiaries or Affiliates or any of their or their respective Subsidiaries’ or Affiliates’ officers, directors, employees, attorneys, representatives or agents prior to the filing of the Announcing Form 8-Ks. Each of the Announcing Form 8-Ks shall include as exhibits thereto this Amendment (including the annexes hereto) and, to the extent not already filed, the Merger Agreement (in each case, with redaction only for bank account information). Each of the Borrower and Aytu represents and warrants to the Lenders, the Agent, the Lenders and each other Applicable Person that, from and after the filing of its applicable Announcing Form 8-K, no Applicable Person shall be (or shall be deemed to be) in possession of any material non-public information regarding either the Borrower or Aytu, any of the Borrower’s or Aytu’s Subsidiaries or Affiliates received from, or made available by, the Borrower or Aytu or any of the Borrower’s or Aytu’s respective Subsidiaries or Affiliates or any of their or their respective Subsidiaries’ or Affiliates’ officers, directors, employees, attorneys, advisors, representatives or agents. Notwithstanding any affirmative disclosure obligations of the Borrower pursuant to the terms of this Amendment, each of the Borrower and Aytu shall not, and shall cause each of their respective Subsidiaries and Affiliates and each of their and their respective Subsidiaries’ and Affiliates’ officers, directors, employees, attorneys, advisors, representatives and agents to not, provide any of the Applicable Person with any material non-public information regarding either the Borrower or Aytu, any of the Borrower’s or Aytu’s respective Subsidiaries or Affiliates or the Transactions from and after the filing of the Announcing Form 8-Ks with the SEC without the express prior written consent of the Lenders, it being acknowledged and agreed that any such consent given prior to the date hereof shall be ineffective from and after the date of the Announcing Form 8-Ks. Each of the Borrower and Aytu hereby acknowledges and agrees that no Applicable Person shall have any duty of trust or confidence with respect to any material non-public information provided to any Applicable Person in breach of, or otherwise possessed by any Applicable Person as a result of a breach of, any of the foregoing covenants. Notwithstanding anything to the contrary contained herein, in the event of a breach of any of the foregoing covenants, in addition to any other remedies available at law or in equity, the Lenders and their Affiliates shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of the applicable material non-public information without the prior approval by the Borrower, Aytu or any other Person. For the avoidance of doubt, the parties hereto acknowledge and agree that nothing contained in this Section 7.d. shall limit the obligations of the Borrower under, or the rights of the Lenders under, Section 5.1(xiii) of the Facility Agreement.

8. Termination of Registration Rights Agreement. Effective upon the Sixth Amendment Effective Date, that certain Registration Rights Agreement, dated as of June 1, 2017, by among the Borrower, Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P., shall be terminated in its entirety and shall have no further force or effect.

9. Acknowledgements. Borrower and the Guarantors, jointly and severally, irrevocably and unconditionally acknowledge, affirm and covenant to each Lender that there are no offsets, counterclaims or defenses to the Obligations, including the liabilities and obligations of the Borrower or any Guarantor under the Notes and other Loan Documents (as amended hereby), or to the rights, remedies or powers of such Lender in respect of any of the Obligations or any of the Loan Documents, and the Borrower and each Guarantor agrees not to interpose (and each does hereby waive and release) any such defense, set-off or counterclaim in any action brought by such Lender with respect thereto.

10. Miscellaneous. This Amendment is an amendment contemplated under Section 6.6 of the Facility Agreement. For the avoidance of doubt, this Amendment is governed by and subject to the provisions of Article 6 of the Facility Agreement, which provisions are incorporated herein in their entirety by this reference thereto.

11. Effect of Amendment; Reservation of Rights. Except as expressly set forth herein, none of the Lenders has agreed to any modification of the Facility Agreement or any other Loan Document, nor waived (nor hereby waives), any obligation of Borrower or any Guarantor, or any breach, default or Event of Default that may exist, under any of the Loan Documents, nor any of its rights or remedies thereunder, including any rights or remedies arising from any breach, default or Event of Default, and each of the Lenders expressly reserves all such rights and remedies.

12. Reaffirmation. The execution and delivery of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, or constitute a waiver of any provision of the Facility Agreement or any other Loan Document. Each of the Borrower and the Guarantors signatory hereto, as issuer, debtor, grantor, pledgor, mortgagor, guarantor or assignor, or in other any other similar capacity in which such Person grants Liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) acknowledges and agrees that it has reviewed this Amendment, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Loan Documents (as amended hereby) to which it is a party (after giving effect hereto), and (iii) to the extent such Person granted Liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations. Each of the Borrower and the Guarantors hereby consents to this Amendment and acknowledges that this Amendment is a Loan Document and that each of the Loan Documents (as amended hereby) remains in full force and effect and is hereby ratified and reaffirmed. Neither this Amendment nor any prior amendment of any of the Loan Documents shall be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of any obligations (including the Obligations), the Facility Agreement or any of the other Loan Documents or establish a course of conduct with respect to future requests for amendments, modifications or consents.

[Remainder of Page Intentionally Left Blank, Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

BORROWER:

NEOS THERAPEUTICS, INC.

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

GUARANTORS:

NEOS THERAPEUTICS COMMERCIAL, LLC

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

NEOS THERAPEUTICS BRANDS, LLC

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

NEOS THERAPEUTICS, LP

By:	PharmaFab Texas, LLC, its general partner

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

PHARMAFAB TEXAS, LLC

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

LENDERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P., its General Partner
By:	J.E. Flynn Capital III, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD Partners, L.P.

By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

COLLATERAL AGENT:

DEERFIELD MGMT, L.P.

By:	J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

EXHIBIT A

Amended Facility Agreement

Execution Version

FACILITY AGREEMENT

between Neos Therapeutics, Inc.,
a Delaware corporation,

and the lenders set forth on the signature page of this Agreement,

dated as of May 11, 2016,

as amended by

the First Amendment to Facility Agreement,
dated as of June 1, 2017,

the Second Amendment to Facility Agreement,

dated as of November 5, 2018,

the Third Amendment to Facility Agreement,

dated as of March 26, 2019,

the Fourth Amendment to Facility Agreement,

dated as of October 2, 2019,

the Fifth Amendment to Facility Agreement,

dated as of May 6, 2020,

and

the Waiver, Consent and Sixth Amendment to Facility Agreement,

dated as of March 19, 2021

A-i

SCHEDULES

Schedule 1.1-A	-	Indebtedness
Schedule 1.1-B	-	Investments
Schedule 1.1-C	-	Investments
Schedule 3.1(h)	-	Proceedings
Schedule 3.1(m)	-	Intellectual Property
Schedule 3.1(p)	-	Retention of Rights
Schedule 3.1(q)	-	Compliance with Laws
Schedule 3.1(t)	-	Subsidiaries
Schedule 3.1(u)	-	Compliance with Health Care Laws
Schedule 3.1(x)	-	Health Care Proceedings
Schedule 3.1(aa)	-	Capitalization
Schedule 3.1(ll)	-	Insurance

EXHIBIT

Exhibit C	-	Form of Compliance Certificate

A-ii

FACILITY AGREEMENT

FACILITY AGREEMENT (this “Agreement”), dated as of May 11, 2016 (as amended by the First Amendment to Facility Agreement, dated as of June 1, 2017, the Second Amendment to Facility Agreement, dated as of November 5, 2018, the Third Amendment to Facility Agreement, dated as of March 26, 2019, the Fourth Amendment to Facility Agreement, dated as of October 2, 2019, the Fifth Amendment to Facility Agreement, dated as of May 6, 2020, and the Waiver, Consent and Sixth Amendment to Facility Agreement, dated as of March 19, 2021), between Neos Therapeutics, Inc., a Delaware corporation (the “Borrower”), and the lenders set forth on the signature page of this Agreement (together with their successors and permitted assigns, the “Lenders” and, together with the Borrower, the “Parties”).

WITNESSETH:

WHEREAS, the Borrower wishes to borrow from the Lenders a maximum of Sixty Million Dollars ($60,000,000) for the purpose described in Section 2.1; and

WHEREAS, the Lenders desire to make loans to the Borrower for such purpose;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Parties agree as follows:

Article 1
DEFINITIONS

Section 1.1 General Definitions. Unless otherwise defined herein, the following terms are used herein as defined in the UCC: Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Continuation Statement, Debtor, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financing Statement, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Money, Payment Intangible, Proceeds, Secured Party, Securities Account, Security Entitlement, Supporting Obligations and Tangible Chattel Paper. Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“2022 Principal Payment” has the meaning set forth in Section 2.3(a)(v).

“ABL Agent” has the meaning ascribed to it in the definition “ABL Agreement.”

“ABL Agreement” means that certain Loan and Security Agreement, dated as of the Fourth Amendment Date, by and among the Borrower, as a borrower, Neos Therapeutics Brands, LLC, a Delaware limited liability company, as a borrower, Neos Therapeutics, LP, a Texas limited partnership, as a borrower, Neos Therapeutics Commercial, LLC, a Delaware limited liability company, as an obligor, Pharmafab Texas, LLC, a Texas limited liability company, as an obligor the “Lenders” party thereto from time to time and Encina Business Credit, LLC, as agent for such “Lenders” (the “ABL Agent”), as amended, restated, supplemented or otherwise modified from time to time in accordance and compliance with this Agreement and the Intercreditor Agreement.

“ABL Debt” means Indebtedness outstanding under the ABL Documents that is expressly permitted to be incurred pursuant to clause (vi) of the definition of “Permitted Indebtedness.”

“ABL Documents” means the “ABL Loan Documents” (as defined in the Intercreditor Agreement).

“ABL Facility” has the meaning given to it in clause (vi) of the definition of “Permitted Indebtedness.”

“ABL Priority Collateral” means “ABL Priority Collateral” as defined in the Intercreditor Agreement.

“Additional Amounts” has the meaning given to it in Section 2.5(a) hereof.

“Additional Exit Payment” has the meaning given to it in Section 2.3(c).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly:

(a) owns more than 10% of the legal or beneficial ownership interest of such Person or any of its Affiliates;

(b) controls, or is controlled by, or is under common control with, such Person or any of its Affiliates;

(c) is a general partner, or managing member of such Person or any of its Affiliates; or

(d) any officer or director of the such Person or any of its Affiliates (and if that Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust).

A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management or policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, no Secured Party shall be deemed an Affiliate of the Borrower or any of its Subsidiaries.

“Agreed Disclosure Process” has the meaning set forth in Section 5.1(xiii).

“Agreement” has the meaning set forth in the preamble.

“Agreement Date” means the date of this Agreement.

“Announcing Form 8-K” has the meaning set forth in Section 5.1(xiii).

“Applicable Laws” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or Products or to which such Person or any of its property or Products is subject.

“Authorizations” has the meaning set forth in Section 3.1(q).

“Aytu” means Aytu Biosciences, Inc., a Delaware corporation.

“Aytu Merger” has the meaning given to such term in the Sixth Amendment.

“Aytu Merger Agreement” means the “Merger Agreement,” as defined in the Letter Agreement.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Borrower” has the meaning set forth in the preamble.

“Borrower Loan Parties” means the Borrower and each of its Subsidiaries.

“Business Day” means a day on which banks are open for business in The City of New York.

“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Borrower and its Subsidiaries, but excluding (a) expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) leasehold improvement expenditures for which any Loan Party is actually reimbursed by the lessor, sublessor or sublessee, (c) transaction fees and expenses incurred with any issuance of debt or equity (including any initial public offering) to the extent capitalized, and (d) expenditures incurred under operating leases that are required to be capitalized in accordance with GAAP (which are often referred to as “right to use assets”).

“Change of Control” means (a) any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the holders of Aytu’s voting stock on the Sixth Amendment Effective Date (after giving effect to the Aytu Merger) or their Controlled Investment Affiliates, is or shall at any time become the “beneficial owner” (as defined in Rule 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of greater than 50% of the voting interest in Aytu’s stock, (b) Aytu ceases, directly or indirectly, to own and control 100% of the voting interest in the stock of the Borrower, (c) a sale of substantially all of the assets of Aytu and its Subsidiaries, or (d) the occurrence of a “Change of Control”, “Change in Control”, “Fundamental Change” or concepts of similar import under the ABL Documents; provided, however, that the consummation of the Aytu Merger shall not constitute a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder.

“Collateral” has the meaning given to it in the Security Agreement.

“Collateral Agent” means Deerfield Mgmt, L.P., in its capacity as collateral agent for the Secured Parties, together with its successors and assigns in such capacity, under the Security Agreement and certain other Loan Documents.

“Commercial Products” has the meaning given to it in Section 5.4(i).

“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit C hereto to be signed by the Chief Financial Officer or President of the Borrower (and with respect to the Borrower and its Subsidiaries only).

“Control Agreement” means, with respect to any Deposit Account, Securities Account, Commodity Account, Security entitlement or Commodity Contract, an agreement, in form and substance reasonably satisfactory to Collateral Agent, among Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party Obligor maintaining such account or owning such entitlement or contract, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Collateral Agent (for the benefit of the Secured Parties), including, without limitation, any definition provided for such defined term in the Security Agreement.

“controlled by” has the meaning set forth in the definition of “Affiliate.”

“Controlled Investment Affiliate” means as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

“Default” means any event which, at the giving of notice, lapse of time or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

“Disbursement” has the meaning given to it in Section 2.2.

“Division” in reference to any Person which is an entity, means the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other Applicable Law with respect to any corporation, limited liability company, partnership or other entity. The word “Divide,” when capitalized, shall have a correlative meaning.

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“EBITDA” means, for the applicable period, for the Borrower Loan Parties on a consolidated basis, the sum of (a) Net Income, plus (b) Interest Expense deducted in the calculation of such Net Income, plus (c) taxes on income, whether paid, payable or accrued, deducted in the calculation of such Net Income, plus (d) depreciation expense deducted in the calculation of such Net Income, plus (e) amortization expense deducted in the calculation of such Net Income, plus (f) any other non-cash charges that have been deducted in the calculation of such Net Income, plus (g) transaction fees and expenses incurred in connection with the transactions contemplated by this Agreement in an aggregate amount not to exceed $500,000, minus (h) any other non-cash gains that have been added in the calculation of such Net Income.

“Employee Benefit Plan” has the meaning set forth in Section 3.1(s) hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code and Section 302 of ERISA).

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“Event of Default” has the meaning given to it in Section 5.4.

“Excess Availability” has the meaning given to it in the ABL Agreement as in effect on the Fourth Amendment Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Excluded Taxes” means with respect to any Lender, (a) Taxes imposed on (or measured by) such Lender’s net income, franchise Taxes and branch profit Taxes, in each case (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender is organized or incorporated or in which the applicable lending office of such Lender is located, or (ii) that are Other Connection Taxes, (b) any United States federal withholding Tax imposed on amounts payable to such Lender under the laws in effect at the time such Lender becomes a party to this Agreement or such Lender changes its lending office, except to the extent such Lender acquired its interest in the Loan from a transferor that was entitled, immediately before such transfer, to receive such Additional Amounts with respect to such withholding Tax pursuant to Section 2.5(a), (c) any United States withholding Tax imposed on amounts payable to such Lender as a result of such Lender’s failure to comply with Section 2.5(d) other than as a result of such Lender’s legal inability to comply with Section 2.5(d) as a result of a change in law occurring subsequent to the date such Lender became a party to this Agreement, or (d) any United States withholding Tax imposed on amounts payable to such Lender due to such Lender’s non-compliance with FATCA.

“Excluded Transaction” means any of the following transactions: the entering into any collaborative arrangement, licensing, joint venture, partnership, royalty agreement or similar agreements or other research, development manufacturing or other commercial exploitation arrangements relating to the Intellectual Property or other assets of the Borrower or any of its Subsidiaries or other assets (provided that the Borrower has a reasonable basis for believing that the downstream economics potentially to be received by the Borrower and its Subsidiaries in connection with such collaborative arrangement, licensing, joint venture, partnership, royalty agreement or similar agreements or other research, development, manufacturing or other commercial exploitation arrangements relating to the IP, when combined with the potential downstream economics of rights in the IP retained by the Borrower and its Subsidiaries are adequate to enable Borrower to timely satisfy all obligations of the Borrower and the other Loan Parties under this Agreement), including, without limitation, but subject to the conditions set forth above, (1) any grant to any entity engaged in, or owned by an entity engaged in, the pharmaceutical or biotechnology industry of a license or option to obtain a license to any of the Borrower or any Subsidiary of the Borrower Intellectual Property or other assets; provided that the Borrower or one of its Subsidiaries directly receives from such entity all consideration paid or payable by such entity in consideration of such grant, which consideration may, but need not, include (without limitation) upfront, milestone, royalty and profit-sharing payments, (2) any grant of a license or option to obtain a license to any entity that intends to research, develop, commercialize or manufacture Products or services covered by such Intellectual Property or other assets whether directly or through the Borrower, any Subsidiary of the Borrower or another entity, and (3) any arrangement or transfers of assets for the manufacture, research, promotion and development of the Borrower’s or any Subsidiary of the Borrower’s Products and clinical trial management, and data analysis and similar activities in support of the Borrower’s or any Subsidiary of the Borrower’s development programs.

“Exit Payment” has the meaning given to it in Section 2.3(c).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the foregoing.

“FDA” means the US Food and Drug Administration.

“Fifth Amendment” shall mean the Fifth Amendment to Facility Agreement, dated as of May 6, 2020, among the Borrower, the Guarantors and the Lenders.

“Fifth Amendment Date” shall mean May 6, 2020.

“Financing Lease” means any financing lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Amendment” means the First Amendment to Facility Agreement dated as of June 1, 2017, by and among Borrower, the Guarantors party thereto and the Lenders party thereto.

“Fiscal Year” means the fiscal year of the Borrower, which ends on June 30 of each year.

“Fixed Charge Coverage Ratio” means the ratio, determined in a manner reasonably acceptable to the Lenders, of (a) EBITDA for the most recently ended twelve-month period for which financial statements have been delivered or publicly filed (or are required to have been delivered or publicly filed) under Section 5.1(v), minus unfinanced Capital Expenditures of the Borrower Loan Parties on a consolidated basis for such period, to (b) Fixed Charges for such period.

“Fixed Charges” means, for the period in question, on a consolidated basis, the sum of (a) all principal payments scheduled or required to be made during or with respect to such period in respect of Indebtedness of the Borrower Loan Parties, plus (b) all Interest Expense of the Borrower Loan Parties for such period paid or required to be paid in cash attributable to such period, plus (c) all taxes of the Loan Parties paid or required to be paid for such period, and plus (d) all cash distributions, dividends, redemptions and other cash payments made or required to be made during such period with respect to equity securities or subordinated debt issued by any Borrower Loan Party.

“Form 8-K” means a current report on Form 8-K under the Exchange Act.

“Fourth Amendment” means the Fourth Amendment to Facility Agreement dated as of October 2, 2019 among the Borrower, the Guarantors (as defined in the Security Agreement) party thereto and Lenders.

“Fourth Amendment Date” means October 2, 2019.

“GAAP” means generally accepted accounting principles consistently applied as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession).

“Governmental Authority” means any government, quasi-governmental agency, governmental department, ministry, cabinet, commission, board, bureau, agency, court, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative or public body or entity, whether domestic or foreign, federal, state or local, having jurisdiction over the matter or matters and Person or Persons in question, including, but not limited to the FDA.

“Guarantor” means Aytu and each Subsidiary of Aytu or the Borrower or other Person who provides a guaranty of the Obligations under the Security Agreement or other Loan Document.

“Guaranty”, as applied to any Indebtedness, liability or other obligation, means (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the Ordinary Course of Business), of any part or all of such Indebtedness, liability or obligation and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, liability or obligation by any means (including the purchase of securities or obligations, the purchase or sale of property or services or the supplying of funds).

“Health Care Laws” means all laws relating to the provision and/or administration of, and/or payment for, healthcare products or services, including, without limitation, Applicable Laws with respect to (in each case, to the extent applicable): (a) health care fraud and abuse (including without limitation the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the Stark Law (42 U.S.C. § 1395nn); the civil False Claims Act (31 U.S.C. § 3729 et seq.); 42 U.S.C. §§ 1320a-7, 1320a-7b; the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)); and any state, commonwealth or local laws similar to any of the foregoing; (b) Medicare, Medicaid or other programs which are sponsored or maintained by a governmental payor; (c) quality, safety certification and accreditation standards and requirements; (d) HIPAA; (e) prescription drug, medical device or controlled substances registration, approval, importation, sale, use, distribution, compounding, dispensing, transporting, purchasing, storage, tracking, marketing and security, including state pharmacy and controlled substance laws, the Federal Food, Drug, and Cosmetic Act, the Controlled Substances Act, the Prescription Drug Marketing Act of 1987, and Food and Drug Administration rules and regulation; (f) the provision of free or discounted care or services; and (g) the conditions of participation or enrollment as a provider/supplier in and Applicable Laws governing health programs administered by or paid for, in whole or in part by, governmental payors.

“Health Care Permits” means any and all Permits issued or required under applicable Health Care Laws.

“HIPAA” means the (a) Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) any state, commonwealth and local laws regulating the privacy and/or security of individually identifiable health information, including state laws providing for notification of breach of privacy or security of individually identifiable health information, in each case with respect to the laws described in clauses (a), (b) and (c) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder.

“Immaterial Aytu Subsidiaries” means, collectively, Aytu Women’s Health, LLC, a Delaware limited liability company, and Fastrack Pharmaceuticals, Inc., a Delaware corporation; provided, however, with respect to each of the foregoing Persons, such Person shall cease to constitute an Immaterial Aytu Subsidiary upon the earlier to occur of (a) the date that is sixty (60) days after the Sixth Amendment Effective Date if, as of such date, an appropriate Certificate of Dissolution or Certificate of Cancellation (or the equivalent) has not been filed with the appropriate Governmental Authority with respect to such Person and (b) the first date on which such Person acquires material assets or generates material revenue.

“Indebtedness” means, with respect to any Person, the following:

(i) all obligations, liabilities or indebtedness, contingent or otherwise, for borrowed money;

(ii) the deferred purchase price of assets or services (other than (x) trade payables which are not one-hundred twenty (120) days past the invoice date incurred in the Ordinary Course of Business, (y) unsecured earn-out obligations incurred on reasonable and customary terms (but including the maximum potential amount payable under any other earn-out or similar obligations) and (z) unsecured indemnifications of Aytu and its Subsidiaries (other than the Borrower and its Subsidiaries) incurred on reasonable and customary terms in connection with an investment or acquisition consummated by any such Person) which in accordance with GAAP would be shown to be a liability (or on the liability side of a balance sheet);

(iii) all guarantees of Indebtedness, Guaranties, endorsements (other than for collection in the Ordinary Course of Business) and other contingent obligations in respect of the obligations of others;

(iv) all letters of credit issued or acceptance facilities established for the account of (or issued on behalf of) such Person, including without duplication, all drafts drawn thereunder, and bankers’ acceptances, and financial and other hedging obligations;

(v) all capitalized lease obligations;

(vi) all indebtedness of another Person secured by any Lien on any property of Aytu or its Subsidiaries, whether or not such indebtedness has been assumed or is recourse (with the amount thereof, in the case of any such indebtedness that has not been assumed by Aytu or its Subsidiaries, being measured as the lower of (x) fair market value of such property and (y) the amount of the indebtedness secured);

(vii) all obligations and indebtedness created or arising under any conditional sale or title retention agreement;

(viii) all obligations represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid;

(ix) all Financing Leases of such Person;

(x) all Stock issued subject to repurchase or redemption at any time on or prior to the Maturity Date, other than voluntary repurchases or redemptions that are at the sole option of the Person issuing such Stock; and

(xi) all principal outstanding under any synthetic lease, off-balance sheet loan or similar financing product.

Notwithstanding the foregoing, in no event shall royalty obligations owed by Aytu to any Lender or any Affiliate of a Lender constitute Indebtedness for purposes of this Agreement or any other Loan Document.

“Indemnified Person” has the meaning given to it in Section 6.11.

“Indemnified Taxes” means all Taxes including Other Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Loan Party Obligor under any Loan Document.

“Indemnity” has the meaning given to it in Section 6.11.

“Initial Exit Payment” has the meaning given to it in Section 2.3(c).

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Fourth Amendment Date, by and among Encina Business Credit, LLC, a Delaware limited liability company, in its capacity as agent for the “Lenders” under the ABL Agreement, Deerfield Private Design Fund III, L.P., Deerfield Special Situations Fund, L.P., and Deerfield Mgmt, L.P., and acknowledged by the Loan Party Obligors.

“Interest Expense” means, for the applicable period, for the Borrower Loan Parties on a consolidated basis, total interest expense (including interest attributable to Financing Leases in accordance with GAAP) and fees with respect to outstanding Indebtedness.

“Interest Rate” means 12.95% per annum.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102 of the UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC and (c) whether or not constituting “investment property” as so defined, all Pledged Equity.

“IP,” “Company IP” and “Intellectual Property” have the respective meanings given in Section 3.1(m).

“IRS” means the United States Internal Revenue Service.

“Issuers” means the collective reference to each of the issuers of Investment Property.

“Lenders” has the meaning set forth in the preamble.

“Letter Agreement” means that certain Letter Agreement re: Consent and Modification to Loan Documents, dated December 10, 2010, among the Lenders, the Loan Parties party thereto and Aytu.

“License” means any license of Intellectual Property.

“Lien” means any lien (statutory or otherwise), pledge, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, deposit arrangement, easement, encumbrance or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or whatsoever, including any conditional sale contract or other title-retention agreement, the interest of a lessor under a Financing Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means the loans made by the Lenders to the Borrower pursuant to Section 2.2 in the aggregate principal amount of Sixty Million Dollars ($60,000,000) or, as the context may require, the principal amount thereof from time to time outstanding.

“Loan Documents” means this Agreement, each Perfection Certificate and all other attachments, schedules, annexes and exhibits hereto, the Notes, the Security Agreement, Intellectual Property security agreements, the Control Agreements, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Intercreditor Agreement (and any other subordination or intercreditor agreement entered into by any of the Lenders with respect to any Indebtedness permitted under the Loan Documents), any collateral assignment, and any other amendment, restatement, supplement, modification, waiver, consent, agreement, document or instrument executed by Aytu or any of its Subsidiaries and delivered in connection with any of the foregoing and dated the Agreement Date or subsequent thereto, whether or not specifically mentioned herein or therein.

“Loan Party” means, individually, Aytu and each of its Subsidiaries (other than the Immaterial Aytu Subsidiaries); and “Loan Parties” means, collectively, Aytu and all of its Subsidiaries (other than the Immaterial Aytu Subsidiaries).

“Loan Party Obligor” means, individually, the Borrower, Aytu, each other Guarantor and each Obligor; and “Loan Party Obligors” means, collectively, the Borrower, Aytu and each other Loan Party Obligor.

“Loss” has the meaning given to it in Section 6.11.

“Material Adverse Effect” means any event, act, omission, condition or circumstance which, which individually or in the aggregate, has or could reasonably be expected to have a material adverse effect on (a) the business, operations, properties, assets or financial condition or assets of Aytu and its Subsidiaries (taken as a whole), (b) the validity or enforceability of, or any Secured Party’s rights or remedies under, any Loan Document, (c) the ability of Aytu and its Subsidiaries (taken as a whole) to timely perform any of its obligations under the Loan Documents (including the Obligations) when due, (d) the rights and remedies of the Secured Parties under any Loan Document, including any ability of any Secured Party to realize upon the Collateral, or (e) the existence, perfection or priority of any security interest or Lien granted in any Loan Document and covering Collateral in which Collateral Agent has previously perfected a security interest or Lien.

“Material Contract” has the meaning given to it in Section 3.1(ee).

“Maturity Date” has the meaning given to it in Section 2.3(a)(ii).

“Medicaid” means, collectively, the health care assistance program established by Title XIX of the Social Security Act (42 U.S.C. § 1396 et seq.) and any statutes succeeding thereto, and all Applicable Laws pertaining to such program, including (a) all federal statutes affecting such program; (b) all state and commonwealth statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations and legally binding manuals, orders and administrative and reimbursement requirements of all Governmental Authorities promulgated in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. § 1395 et seq.) and any statutes succeeding thereto, and all Applicable Laws pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act (42 U.S.C. § 1395 et seq.) or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations and legally binding manuals, orders, administrative and reimbursement requirements of all Governmental Authorities promulgated in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Monthly Principal Payment” has the meaning given to it in Section 2.3(a)(iv).

“Monthly Principal Payment Date” has the meaning given to it in Section 2.3(a)(iv).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“NASDAQ” means the Nasdaq Stock Market (or any successor thereto).

“Natesto License” means the license by Aytu of the Natesto product line and related Intellectual Property.

“Necessary Disclosure” has the meaning set forth in Section 5.1(xiii).

“Net Income” means, for the applicable period, for the Borrower Loan Parties on a consolidated basis, the net income (or loss) of the Borrower Loan Parties on a consolidated basis for such period, excluding any gains or non-cash losses from dispositions, any extraordinary gains or extraordinary non-cash losses and any gains or non-cash losses from discontinued operations, in each case of the Loan Parties on a consolidated basis for such period.

“Notes” means promissory notes issued to the Lenders on the Sixth Amendment Effective Date evidencing the Loan in substantially the form of Exhibit C attached to the Sixth Amendment, as may be further amended, restated, supplemented, replaced or otherwise modified from time to time.

“Obligations” means all Loans and Disbursements, interests, fees (including any Prepayment Amount and the Exit Payment), expenses, costs, liabilities, indebtedness and other obligations (monetary (including post-petition interest, costs, fees, expenses and other amounts, whether allowed or not) or otherwise) of (or owed by) the Borrower, the other Loan Party Obligors or any other Person under or in connection with the Loan Documents, in each case howsoever created, arising or evidenced, whether direct or indirect (including those acquired by assignment), absolute or contingent, now or hereafter existing, or due or to become due.

“Obligor” means any guarantor, endorser, acceptor, surety or other Person liable on, or with respect to, any of the Obligations or who is the owner of any property which is security for any of the Obligations, other than the Borrower.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the Ordinary Course of Business of such Person, as conducted by such Person as of the Sixth Amendment Effective Date and any practices that are utilized to improve past practices or to conform with customary operating procedures for a similar business, as reasonably determined by such Person.

“Organizational Documents” means for any Person as of any date, such Person’s charter, constitutional or constituent documents, formation documents and/or certificate of incorporation (or equivalent thereof), and each certificate of change of name, and, (a) if such Person is a corporation, its bylaws or memorandum and articles of association (or equivalent thereof) in current form, (b) if such Person is a limited liability company, its limited liability company agreement or its shareholders agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes” means with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (except a connection arising from such Lender having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected a security interest under, engaged in any transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Obligor” means any Obligor other than any Loan Party Obligor.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made in connection with the exercise of remedies following an Event of Default).

“Paragraph IV Certification” means a certification by an applicant filing an ANDA or 505(b)(2) NDA referencing a drug listed in Approved Drug Products with Therapeutic Equivalence Evaluations to the FDA that the patent relating to such listed drug is invalid or will not be infringed upon by the manufacture, use or sale of the drug product for which the ANDA or 505(b)(2) NDA is submitted.

“Parties” has the meaning set forth in the preamble.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

“Pension Plan” means any employee pension benefit plan (including a Multiemployer Plan) that is maintained or is contributed to by a Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate” means a perfection certificate substantially in the form attached as Exhibit D to the Sixth Amendment.

“Permits” means all permits, licenses, registrations, certificates, qualifications, accreditations, approvals or similar rights required to be obtained, from any Governmental Authority.

“Permitted Indebtedness” means:

(i) the Obligations;

(ii) Indebtedness arising under operating leases in the Ordinary Course of Business;

(iii) Indebtedness in respect of purchase money financing and capital lease obligations that are Financing Leases covering existing and newly-acquired Equipment, including for the acquisition, installation, qualification and validation of such Equipment up to an aggregate amount outstanding at any time of $8,000,000;

(iv) Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(v) other unsecured Indebtedness not to exceed $250,000 in the aggregate at any time outstanding;

(vi) Indebtedness in respect of a revolving credit facility in an aggregate principal amount not to exceed $25,000,000 evidenced by the ABL Agreement (the “ABL Facility”), to the extent subject to, and permitted by, and in full compliance with, the Intercreditor Agreement;

(vii) the Indebtedness existing on the Sixth Amendment Effective Date described Schedule 1.1-A; in each case, along with extensions, refinancings, modifications, amendments and restatements thereof; provided, that (i) the principal amount thereof is not increased, (ii) if secured by a Permitted Lien, no additional collateral beyond that existing as of the Sixth Amendment Effective Date is granted to secure such Indebtedness; (iii) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms are not amended, restated, supplemented or otherwise modified without the prior written consent of the Required Lenders, and (iv) the terms thereof are not amended, restated, supplemented or otherwise modified to impose more burdensome terms upon any Loan Party;

(viii) to the extent constituting Indebtedness, Indebtedness incurred in connection with the financing of insurance premiums in the Ordinary Course of Business of the Loan Parties;

(ix) unsecured Indebtedness of Aytu and its Subsidiaries (other than the Borrower Loan Parties) incurred from and after the 91st day after the Sixth Amendment Effective Date, in an aggregate amount outstanding not to exceed $5,000,000 that is subordinated in right of payment to the Obligations pursuant to a subordination agreement substantially similar in form and substance to the Subordination Agreement, dated as of February 8, 2021, by and among Aytu and the Lenders or otherwise in form and substance reasonably acceptable to the Lenders;

(x) (A) purchase money and Financing Lease obligations of Persons acquired by Aytu or any of its Subsidiaries (other than the Borrower Loan Parties) in an aggregate amount not to exceed $250,000 outstanding at any time and (B) other purchase money and Financing Lease obligations of Aytu and its Subsidiaries (other than the Borrower Loan Parties) in an aggregate amount not to exceed $250,000 outstanding at any time; and

(xi) other unsecured Indebtedness of Aytu and its Subsidiaries (other than the Borrower Loan Parties) in an aggregate amount outstanding at any time not to exceed $1,000,000.

“Permitted Investments” means:

(i) investments outstanding on the Sixth Amendment Effective Date described in Schedule 1.1-B;

(ii) investments by any Loan Party in any other Loan Party or any Subsidiary of a Loan Party in equity interests; provided, that (a) any such equity interests held by a Loan Party Obligor shall be pledged as required pursuant to this Agreement and/or the Security Agreement, as applicable, and (b) the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under clause (iii) below of this definition and outstanding Guaranties permitted under clause (iv) below of this definition) shall not exceed $500,000 at any time outstanding);

(iii) loans or advances made by any Loan Party to any Subsidiary and made by any Subsidiary to a Loan Party or any other Subsidiary; provided, that (a) any such loans and advances made by a Loan Party and evidenced by a promissory note shall be pledged pursuant to this Agreement and (b) the principal amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted by clause (ii) above of this definition and outstanding Guaranties permitted under clause (iv) below of this definition) shall not exceed $250,000 at any time outstanding);

(iv) Guaranties constituting Permitted Indebtedness; provided, that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is guaranteed by any Loan Party (together with outstanding investments permitted under clause (ii) above of this definition and outstanding intercompany loans permitted under clause (iii) above of this definition) shall not exceed $250,000 at any time outstanding);

(v) loans and advances to directors, employees and officers of any Loan Party Obligor and its Subsidiaries for bona fide business purposes in the Ordinary Course of Business, in an aggregate amount not to exceed $50,000 at any time outstanding;

(vi) leases of real or personal property in the Ordinary Course of Business and in accordance with the terms and conditions of this Agreement; and

(vii) investments constituting deposits described in Permitted Liens.

“Permitted Liens” means:

(i) purchase-money security interests in specific items of Equipment securing Permitted Indebtedness described under clause (iii) of the definition of Permitted Indebtedness;

(ii) liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained provided the same have no priority over any of the Collateral Agent’s security interests;

(iii) liens of materialmen, mechanics, carriers, or other similar liens arising in the Ordinary Course of Business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained;

(iv) liens which constitute banker’s liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party);

(v) cash deposits or pledges of an aggregate amount not to exceed $50,000 to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the Ordinary Course of Business;

(vi) judgment Liens in respect of judgments that do not constitute an Event of Default;

(vii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(viii) any Lien in existence on the Sixth Amendment Effective Date and described in Schedule 1.1-C and any Lien granted as a replacement or substitute therefor; provided, that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Sixth Amendment Effective Date and (ii) does not encumber any property other than the property subject thereto on the Sixth Amendment Effective Date;

(ix) Liens on the assets of the Loan Party Obligors securing the ABL Debt to the extent such Liens are subject to, and permitted by, and are in compliance with, the Intercreditor Agreement;

(x) other Liens securing obligations in an aggregate principal amount not to exceed $25,000 at any time outstanding;

(xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business of the Loan Parties;

(xii) Liens securing purchase-money obligations and under Financing Leases, in each case, with respect to Permitted Indebtedness described under clause (x) of the definition of “Permitted Indebtedness;”

(xiii) Liens securing any royalty obligations owed by Aytu to any Lender or any Affiliate of a Lender; and

(xiv) restrictions and encumbrances under (a) non-exclusive out-bound licenses granted to customers in the Ordinary Course of Business, (b) over-the-counter software that is commercially available to the public, and (c) in-bound licenses of Intellectual Property on reasonable and customary terms in the Ordinary Course of Business.

“Person” means and includes any natural person, individual, partnership, limited partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Pledged Equity” means the equity interests and other Stock listed pledged pursuant to the Security Agreement, together with any other equity interests, Stock, certificates, options, or rights or instruments of any nature whatsoever in respect of the equity interests and Stock of any Person that may be issued or granted to, or held by, any Loan Party Obligor while this Agreement is in effect, and including, to the extent attributable to, or otherwise related to, such pledged equity interests and Stock, all of such Loan Party Obligor’s (a) interests in the profits and losses of each Issuer, (b) rights and interests to receive distributions of each Issuer’s assets and properties and (c) rights and interests, if any, to participate in the management of each Issuer related to such pledged equity interests and Stock.

“Prepayment Amount” has the meaning set forth in Section 2.3(b).

“Pro Rata Share” means, with respect to any Lender, the applicable percentage set forth on Schedule I to the Second Amendment or such other percentage as the Lenders shall unanimously determine; provided that the Lenders shall notify the Borrower of such determination at least three (3) days prior to the effectiveness of such other percentage.

“Products” means any item or any service that is designed, created, manufactured, managed, performed or otherwise offered by or on behalf of any of the Loan Parties or any of their Subsidiaries.

“Register” has the meaning set forth in Section 1.4(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Lenders” means, at any time, Lenders holding Loans representing more than 50% of the sum of the Loans outstanding.

“Restricted Accounts” means Deposit Accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of Loan Parties (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll), in each case, in the Ordinary Course of Business, or (b) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan.

“Restricted Payment” means any payment, dividend or other distribution (whether in cash, securities or other property) with respect to any equity interests in the Borrower, any Loan Party or any Subsidiary of the Borrower, or any payment, dividend or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in any of the Borrower, any Loan Party or any Subsidiary or any option, warrant or other right to acquire any such equity interests in any of the Borrower, any Loan Party or any Subsidiary of Borrower.

“SEC” means the United States Securities and Exchange Commission.

“Second Amendment” means the Second Amendment to Facility Agreement dated as of November 5, 2018 among the Borrower, Guarantors and Lenders.

“SEC Reports” has the meaning set forth in Section 3.1(pp).

“Secured Parties” means Collateral Agent, the Lenders and all Indemnified Persons.

“Securities” means, collectively the Notes (including the guaranties thereof by the Guarantors).

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Security Agreement” means the Guaranty and Security Agreement of even date herewith among Borrower, its Subsidiaries, Collateral Agent and Lenders.

“Sixth Amendment” means the Waiver and Sixth Amendment to Facility Agreement, dated as of March 19, 2021, among the Lenders and the Loan Parties.

“Sixth Amendment Effective Date” means the Sixth Amendment Effective Date, as defined in the Sixth Amendment.

“Sixth Amendment Effective Date Prepayment” means the “Prepayment,” as defined in the Sixth Amendment.

“SPS” means Specialty Pharmaceutical Services, a subsidiary of Cardinal Health.

“Stock” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting; and (b) all securities convertible into or exchangeable for any other Stock and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any other Stock, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” or “Subsidiaries” means, as to any Person, any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Aytu (other than the Immaterial Aytu Subsidiaries).

“Tax Affiliate” means (a) Aytu and its Subsidiaries and (b) any Affiliate of Aytu with which Aytu files or is required to file consolidated, combined or unitary tax returns.

“Tax Return” has the meaning set forth in Section 3.1(o).

“Taxes” means all present or future taxes, levies, imposts, stamp or other duties, deductions, assessments, fees or other charges or withholdings imposed by any Governmental Authority, together with any interest, additions to tax or penalties applicable thereto.

“Term Loan Priority Collateral” means “Term Loan Priority Collateral” as defined in the Intercreditor Agreement.

“Term Priority Deposit Account” means “Term Priority Deposit Account” as defined in the Intercreditor Agreement.

“Third Amendment” means the Third Amendment to Facility Agreement dated as of March 29, 2019 among the Borrower, the Guarantors (as defined in the Security Agreement) party thereto and Lenders.

“UCC” means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or other applicable jurisdiction.

Section 1.2 Interpretation. In this Agreement and the other Loan Documents, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun. The division of this Agreement and the other Loan Documents into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions. The words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement (or other applicable Loan Document) as a whole and not to any particular Article or Section hereof (or thereof). The use in any of the Loan Documents of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. References in this Agreement to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement. Any reference to any of the Loan Documents means such document as the same shall be amended, restated, supplemented or otherwise modified and from time to time in effect. The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The term “documents” and “agreements” include any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The references to “asset” (or “assets”) and “property” (or “properties”) in the Loan Documents are meant to be mean the same and are used throughout the Loan Documents interchangeably, and such words shall be deemed to refer to any and all tangible and intangible assets and properties, including cash, securities, Stock, accounts and contract rights. Unless otherwise specified herein or therein, all terms defined in any Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, unless otherwise expressly stated, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and, except as otherwise provided with respect to FATCA, are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation, and any reference to any law or regulation, shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Whenever any reference is made in any Loan Document to any Person such reference shall be construed to include such Person’s permitted successors and permitted assigns. Unless otherwise specified, all references in any Loan Document to times of day shall be references to New York City time. Notwithstanding anything to the contrary in any Loan Document, any reference to “Organizational Document” or “Organizational Documents” of any Loan Party or any of its Subsidiaries in any Loan Document shall mean such written documents, agreements and arrangements that are in effect on the date hereof, without giving effect to any amendment, restatement, change, supplement, waiver or other modification thereto or thereof that is not expressly permitted by Section 5.2(xiii). The terms “shall” and “will” are used interchangeably in this Agreement and the other Loan Documents and mean for the Loan Parties and their Subsidiaries to have an absolute obligation to perform or do (or not perform or not do) a certain action or event, as the context may require. The payment, prepayment, redemption or repayment of any principal, interest, fees, amounts and/or other Obligations under this Agreement or the other Loan Documents shall be made in cash in Dollars unless expressly stated otherwise herein or therein. Any reference to “payment in full,” “payment in full in cash,” “paid in full,” “paid in full in cash,” “repaid in full,” “repaid in full in cash,” “prepaid in full,” “prepaid in full in cash,” “redeemed in full,” “redeemed in full in cash” or any other term or word of similar effect used in this Agreement or any other Loan Document with respect to the Loans or the Obligations shall mean all Obligations (including any Prepayment Amount and the Exit Payment) (excluding contingent claims for indemnification to the extent no claim giving rise thereto has been asserted) have been repaid in full in cash and have been fully performed; provided that reference otherwise to “payment”, “paid”, “repaid”, “prepaid”, “redeem”, “purchase”, “defease”, “prepayment” or “redemption” or any term or word of similar effect used in this Agreement or any other Loan Document with respect to the Loans or the Obligations shall mean in cash. Any action or event that is prohibited by the terms of the Loan Documents shall mean that such action or event is not expressly and directly permitted to be taken or consummated under the Loan Documents.

Section 1.3 Business Day Adjustment. Except as otherwise expressly stated herein or in any other Loan Document (and except on the Maturity Date or any date of acceleration of any of the Obligations, which in each such case, such payment or performance shall be due and payable or performed on or prior to such day regardless of whether such day is a Business Day), if the day by which any payment or other performance is due to be made is not a Business Day, that payment or performance shall be made by the next succeeding Business Day unless that next succeeding Business Day falls in a different calendar month, in which case that payment or other performance shall be made by the Business Day immediately preceding the day by which such payment or other performance is due to be made; provided that interest will continue to accrue each additional day in connection therewith.

Section 1.4 Loan Records.

(a) The Borrower shall record on its books and records the amount of the Loan, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding.

(b) The Borrower shall establish and maintain at its address referred to in Section 6.1, a record of ownership (the “Register”) in which the Borrower agrees to register by book entry the interests (including any rights to receive payment hereunder) of each Lender in the Loan, and any assignment of any such interest, and accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders (and any change thereto pursuant to this Agreement), (2) the amount of the Loan and each funding of any participation therein, (3) the amount of any principal, interest, fee or other amount due and payable or paid, and (4) any other payment received by the Lenders from the Borrower and its application to the Loan.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Loan (including any Notes evidencing the Loan) is a registered obligation, the right, title and interest of the Lenders and their assignees in and to the Loan shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.4 shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Treasury Regulations Section 5f.103-1(c).

(d) The Borrower and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by the Borrower or such Lender at any reasonable time and from time to time upon reasonable prior written notice, or when an Event of Default exists, with just notice (whether reasonable or not) by any such Lender.

Section 1.5 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrower or its Subsidiaries shall be given effect for purposes of measuring compliance with any provision of this Agreement or otherwise determining any relevant ratios and baskets which govern whether any action is permitted hereunder unless the Borrower and the Required Lenders agree to modify such provisions to reflect such changes in GAAP, and unless such provisions are modified, all financial statements and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein or in any other Loan Document, all terms of an accounting or financial nature used herein and in the other Loan Documents shall be construed, and all computations of amounts and ratios referred to herein and in the other Loan Documents shall be made, without giving effect to (a) any election under Statement of Financial Accounting Standards No. 159 (Codification of Accounting Standards 825 10) (or any other Codification of Accounting Standards or Statement of Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary at “fair value,” as defined therein, or (b) any treatment of Indebtedness in respect of convertible debt instruments under Codification of Accounting Standards 470-20 (or any other Codification of Accounting Standards or Statement of Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. A breach of a financial covenant contained in Section 5.3 shall be deemed to have occurred as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to any Secured Party.

Section 1.6 Officers. Any document, agreement or instrument delivered under the Loan Documents that is signed by an officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such officer shall be conclusively presumed to have acted on behalf of such Loan Party in such Person’s capacity as an officer of such Loan Party and not in any individual capacity.

Article 2
AGREEMENT FOR THE LOAN

Section 2.1 Use of Proceeds. The proceeds of the Loan will be used for repayment of existing Indebtedness to the Existing Lenders, for working capital and for general corporate purposes. All proceeds of all Loans will be used solely for lawful business purposes.

Section 2.2 Disbursement. On the Agreement date, the Lenders disbursed Loans to the Borrower (the “Disbursement”) in the initial principal amount of $60,000,000. As of the Sixth Amendment Effective Date, after giving effect to the Sixth Amendment Date Prepayment, the aggregate outstanding principal amount of the Loan is $15,625,000. On the Sixth Amendment Effective Date, Borrower issued to each Lender party to the Sixth Amendment, a Note evidencing the Loan made (or held) by such Lender on the Sixth Amendment Effective Date in substantially the form attached as Exhibit B to the Sixth Amendment.

Section 2.3 Payment.

(a) After the Sixth Amendment Effective Date, Borrower shall be required to repay the outstanding principal amount of the Loan as follows:

(i) a monthly installment (the “Monthly Principal Payment”) of $625,000 on the 11th day of April 2021 (such monthly payment date during such period, the “Monthly Principal Payment Date”); and

(ii) all outstanding principal and interest and all other outstanding Obligations shall be due and payable on May 11, 2022 (the principal portion of such payment, the “2022 Principal Payment” and such date, the “Maturity Date”).

Subject to Sections 2.3(b) and 2.3(c) the Borrower (i) may prepay the Obligations in whole or in part at any time and from time to time and (ii) shall prepay all of the outstanding Obligations upon the occurrence of a Change of Control. The amount of any prepayment of the Obligations shall be allocated among the Lenders in accordance with their respective Pro Rata Shares.

(b) If the Obligations are paid, repaid, redeemed or prepaid in whole or in part for any reason, whether voluntary or involuntary and whether (A) before, at the time of or after (1) the Maturity Date, (2) any acceleration of any of the Obligations, (3) the filing of any voluntary or involuntary bankruptcy petition, (4) an insolvency, (5) the occurrence of an Event of Default, (6) a foreclosure or (7) a sale or disposition, (B) in connection with a Change of Control or (C) by any other method, manner, action, event, circumstance, situation, procedure or process, such payment, repayment, redemption or prepayment shall be accompanied at the same time (without notice or further action by any Person) by a cash payment by the Loan Party Obligors to the Lenders based on the Lenders’ respective Pro Rata Shares of (i) the amount of all accrued and unpaid interest on the principal amount of the Loans and Notes prepaid through the date of such payment, repayment, redemption or prepayment, plus (ii) other than with respect to the Sixth Amendment Effective Date Prepayment, a fee in the amount of 6.25% of the amount of principal paid, repaid, redeemed or prepaid, if such payment, repayment, redemption or prepayment occurs on or before December 31, 2021 (the amounts payable pursuant to clauses (i) and (ii) of this Section 2.3(b), collectively, the “Prepayment Amount”). The Loan Party Obligors shall provide Lenders two (2) Business Days prior written notice of any voluntary payment, repayment, redemption or prepayment of the Obligations (a “Prepayment Notice”). The Loan Party Obligors and the other Parties acknowledge and agree that, in light of the impracticality and extreme difficulty of ascertaining actual damages, the Prepayment Amount set forth in this Section 2.3(b) are intended to be a reasonable calculation of the actual damages that would be suffered by the Secured Parties as a result of any such payment, repayment, redemption or prepayment. The parties hereto further acknowledge and agree that the Prepayment Amount set forth in this Section 2.3(b) are not intended to act as a penalty or to punish the Borrower or any other Loan Party Obligor for any such payment, repayment, redemption or prepayment.

(c) Notwithstanding anything to the contrary in the Loan Documents (and in addition to the amounts payable pursuant to Section 2.3(b)), effective as of the date hereof, there shall be a fully due and owing non-refundable exit payment in cash in a total amount equal to $750,238.93 (the “Initial Exit Payment”), which Initial Exit Payment shall be deemed an Obligation and shall be deemed to have been fully earned as of the date hereof. Effective as of the Fifth Amendment Date, there shall be fully due and owing an additional non-refundable exit payment in cash of $250,000 (the “Additional Exit Payment” and, together with the Initial Exit Payment, each an “Exit Payment” and collectively, the “Exit Payments”), which Additional Exit Payment shall be deemed an Obligation and shall be deemed to have been fully earned as of the Fifth Amendment Date. The Loan Party Obligors’ obligation to pay the Exit Payments will not be subject to any counterclaim or setoff for, or be otherwise affected by, any claim or dispute that any Loan Party Obligor may have. The Initial Exit Payment shall be paid, in cash, immediately without notice or further action by the Loan Party Obligors to the Lenders based on their respective Pro Rata Shares upon the earliest to occur of (i) the date when the remaining Loans are due, payable, paid, repaid, redeemed or prepaid (in each case, whether voluntary or involuntary and whether (A) before, at the time of or after (1) the Maturity Date, (2) any acceleration of any of the Obligations, (3) the filing of any voluntary or involuntary bankruptcy petition, (4) an insolvency, (5) the occurrence of an Event of Default, (6) a foreclosure or (7) a sale or disposition, (B) in the connection with a Change of Control or (C) by any other method, manner, action, event, circumstance, situation, procedure or process) in an amount that causes (or such lesser amount of outstanding Loans that are so due, payable, paid, repaid, redeemed, or prepaid that the Required Lenders have agreed to cause) the principal amount of remaining Loans outstanding to be (or a payment, repayment, redemption, or prepayment is required to be made that would cause such Loans, if such payment, repayment, redemption, or prepayment would have been made to be) less than $10,000,000, including, without limitation, when the principal amount of the remaining Loans have been paid, repaid, redeemed, or prepaid in full; (ii) the Maturity Date, (iii) the date of any acceleration of any of the Obligations, (iv) the date of any filing of any voluntary or involuntary bankruptcy petition, (v) the date of any insolvency, the date of any foreclosure or (vi) the date any Change of Control occurs. The Additional Exit Payment shall be paid, in cash, immediately without notice or further action by the Loan Party Obligors to the Lenders based on their respective Pro Rata Shares upon the earliest to occur of any of the events described in clauses (i) through (vi) of the immediately preceding sentence; provided, that for purposes of this sentence, clause (i) will only be applicable if the principal amount of the remaining Loans has been paid, repaid, redeemed, or prepaid in full. The Loan Party Obligors and the other Parties acknowledge and agree that the Collateral Agent and the Lenders would not have entered into this Agreement (including the Fourth Amendment and the Fifth Amendment) or the other Loan Documents without the Loan Party Obligors agreeing to pay the Exit Payments in the aforementioned instances. The Loan Party Obligors and the other Parties further acknowledge and agree that the Exit Payments set forth in this Section 2.3(c) are not intended to act as a penalty or to punish the Borrower or any other Loan Party Obligors for any such payment, repayment, redemption, or prepayment (or the requirement for such payment, repayment, or redemption to be due, payable or made).

(d) Each payment by the Borrower and the other Loan Party Obligors to the Secured Parties in respect of the Obligations shall be applied (i) first, ratably to all fees, costs and expenses (including any attorneys’ fees) owed to any Secured Party under the Loan Documents, but only to the extent such fees, costs and expenses have been invoiced and are due and payable, (ii) second, ratably to accrued and unpaid interest owed to the Lenders and any other Secured Parties, (iii) third, ratably to the outstanding principal amount of the Loans owed to the Lenders (including any Prepayment Amount with respect thereto and any applicable Exit Payment with respect thereto), and, (iv) fourth, to all other Obligations owing to any Secured Party; provided that voluntary prepayments of principal shall be applied against, and reduce, principal payments in the order specified in Section 2.3(e); and, provided, further, that during the continuance of a Default or an Event of Default, payments shall be applied as determined by the Required Lenders in their sole discretion.

(e) Any prepayments of principal by the Borrower or any other Loan Party Obligor shall be applied against, and reduce, principal repayments required pursuant to Section 2.3(a) with respect to each applicable Lender’s Loans (and Notes evidencing such Loans) in the order set forth in Section 2.3(a). For the avoidance of doubt, any such prepayment that, in accordance with this Section 2.3(e), is applied against a Monthly Principal Payment shall reduce the amount of such Monthly Principal Payment due on the applicable Monthly Principal Payment Date, and the amount that would otherwise be deferred in respect of such Monthly Principal Payment in accordance with Section 2.3(a)(iv) shall be reduced on a dollar-for-dollar basis in the amount of such principal converted or prepaid.

Section 2.4 Payments. All payments by the Borrower or any other Loan Party Obligor hereunder and under any of the Loan Documents shall be made without setoff or counterclaim. Payments of any amounts due or payable to the Lenders, the other Secured Parties and other Persons under this Agreement shall be made in Dollars in immediately available funds prior to 1:00 p.m. New York City time on such date that any such payment is due or payable, at such bank or places as the Lenders shall from time to time designate in writing at least 5 Business Days prior to the date such payment is due. The Borrower and the other Loan Party Obligors shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments under any of the Loan Documents.

Section 2.5 Taxes.

(a) Any and all payments hereunder or under any other Loan Document shall be made, in accordance with this Section 2.5, free and clear of and without deduction for any and all present or future Taxes except as required by Applicable Law. If Borrower or any other Loan Party Obligor shall be required by Applicable Law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (i) Borrower or such other Loan Party Obligor shall make such deductions, (ii) Borrower or such other Loan Party Obligor shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law, and (iii) to the extent that the deduction is made on account of Indemnified Taxes, the sum payable shall be increased by as much as shall be necessary so that after making all required deductions(including deductions for Taxes applicable to additional sums payable under this Section 2.5), each Lender shall receive an amount equal to the sum it would have received had no such deductions been made (any and all such additional amounts payable shall hereinafter be referred to as the “Additional Amounts”). Within thirty (30) days after the date of any payment of such Taxes, each Loan Party Obligor shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(b) Each Loan Party Obligor agrees to pay and authorizes each Lender to pay in its name (but without duplication), all Other Taxes. If any Loan Party Obligor directly pays such Other Taxes within 30 days after the date of any payment of Other Taxes, such Loan Party Obligor shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(c) Without duplication with respect to any Additional Amounts, the applicable Loan Party Obligor shall reimburse and indemnify, within 10 days after receipt of demand therefor, each Lender for all Indemnified Taxes (including all Indemnified Taxes imposed on amounts payable under this Section 2.5(c)) paid by such Lender, whether or not such Indemnified Taxes were correctly or legally asserted. A certificate of the applicable Lender(s) setting forth the amounts to be paid thereunder and delivered to Borrower or the applicable Loan Party Obligor shall be conclusive, absent manifest error.

(d) Each Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes shall, on or before the date on which the Lender becomes a party to this Agreement, provide to Borrower a properly completed and executed IRS Form W-9 certifying that such Lender is not subject to backup withholding tax. Each Lender that is not a United States person for United States federal income tax purposes (a “Foreign Lender”) and is entitled to an exemption from or reduction of United States withholding tax with respect to payments under this Agreement shall, on or before the date on which the Lender becomes a party to this Agreement, provide Borrower with a properly completed and executed IRS Form W-8ECI, W-8BEN, W-BENE, W-8IMY or other applicable forms (together with any required supporting documentation), or any other applicable certificate or document reasonably requested by the Borrower, and, if such Foreign Lender is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code (or any successor provision thereto), shall also provide the Borrower with a certificate (a “Portfolio Interest Certificate”) representing that such Foreign Lender is not a “bank” for purposes of Section 881(c) of the Code (or any successor provision thereto), is not a 10% holder of the Borrower described in Section 871(h)(3)(B) of the Code (or any successor provision thereto), and is not a controlled foreign corporation receiving interest from a related person (within the meaning of Sections 881(c)(3)(C) and 864(d)(4) of the Code, or any successor provisions thereto). Each Lender shall provide new forms (or successor forms) as reasonably requested by Borrower from time to time and shall notify Borrower in writing within a reasonable time after becoming aware of any event requiring a change in the most recent forms previously delivered by such Lender to Borrower. If the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a Portfolio Interest Certificate on behalf of such direct or indirect partner.

(e) If a payment to a Lender under this Agreement would be subject to United States withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to Borrower, at the times prescribed by law or as reasonably requested by Borrower, such documentation as is required in order for Borrower to comply with its obligations under FATCA, to determine that such Lender has or has not complied with its obligations under FATCA, or to determine the amount to deduct and withhold from such payment.

(f) If a Lender determines in its sole discretion, exercised in good faith, that it has received a refund from a Governmental Authority relating to Taxes in respect of which the Borrower paid Additional Amounts or made a payment pursuant to Sections 2.5(b) or 2.5(c) then, provided no Event of Default has occurred and is continuing, such Lender shall promptly pay such refund (limited to the amount paid by the Borrower under Section 2.5 with respect to the Taxes refunded) to the Borrower, net of all out-of-pocket expense (including Taxes) of such Lender incurred in obtaining such refund or making such payment; provided that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender if such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.5(f), in no event shall a Lender be required to pay any amount to the Borrower pursuant to this Section 2.5(f), the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or Additional Amount with respect to such Tax had never been paid. Nothing in this Section 2.5(f) shall require any Lender to disclose any information it deems confidential (including, without limitation, its tax returns) to any Person, including Borrower.

Section 2.6 [Reserved].

Section 2.7 Interest. The outstanding principal amount of the Loans and Notes shall bear interest at the Interest Rate (calculated on the basis of a 360 day year for the actual number of days elapsed). Interest shall be paid quarterly in arrears commencing on June 1, 2016 and on the first Business Day of each September, December, March and June thereafter (each, an “Interest Payment Date”) and on the Maturity Date.

Section 2.8 Default Interest; Late Payment Fee. Without limiting the remedies available to the Secured Parties under the Loan Documents or otherwise, to the maximum extent permitted by Applicable Law, if an Event of Default occurs and is continuing, at the Required Lender’s election, the amount outstanding under and in respect of the Loans and Notes (which shall include all outstanding principal thereunder, together with any interest and other amounts due and payable with respect to the Notes and not paid when due) and all other Obligations, shall bear interest at the rate per annum equal to the Interest Rate plus 5.00%. In addition to the foregoing, the Borrower shall pay a late fee on any amount or Obligation (other than principal) not paid when due (including after giving effect to any grace period provided hereunder) equal to 10% of such overdue amount.

Section 2.9 Fee. In consideration of Lenders’ agreement to extend the Loan to Borrower, Borrower shall pay to Lenders on the Agreement Date, a yield enhancement payment in the amount of $1,350,000, which yield enhancement payment will be deducted by Lenders from the Disbursement. Borrower agrees to reimburse the Secured Parties for reasonable, documented out-of-pocket expenses for attorneys, accountants and other professional advisors, and other reasonable documented out-of-pocket expenses incurred by the Secured Parties (i) in connection with their due diligence, negotiation and documentation of the transactions contemplated by the Loan Documents (including their review, negotiation and documentation of any post-closing obligations of the Borrower and the other Loan Party Obligor) and (ii) in connection with all amendments and modifications thereto, whether or not consummated. At the applicable Lender’s election such reimbursable amounts may be deducted from the Disbursement. The provisions of this Section 2.9 supersede and replace in its entirety that certain Expense Reimbursement Agreement, dated as of April 7, 2016, Neos Therapeutics, Inc. and Deerfield Management Company, L.P. (Series C).

Article 3
REPRESENTATIONS, WARRANTIES AND CERTAIN AFFIRMATIVE COVENANTS

Section 3.1 Representations, Warranties and Certain Affirmative Covenants of the Loan Parties. Aytu, the Borrower and the other Loan Parties jointly and severally represent, warrant and convent to the Secured Parties as of the Sixth Amendment Effective Date as follows:

(a) Existence and Authority. Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business in each jurisdiction in which the operation of its business requires that it be qualified or, if such Loan Party is not so qualified, such Loan Party may cure any such failure without losing any of its rights, incurring any liens or material penalties, or otherwise affecting the Collateral Agent or any other Secured Party’s rights. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by each Loan Party Obligor of this Agreement and all of the other Loan Documents to which such Loan Party Obligor is a party have been duly and validly authorized, do not violate such Loan Party Obligor’s Organizational Documents or any law or any material agreement, document or instrument or any court order which is binding upon any Loan Party or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any material agreement, document or instrument which is binding upon any Loan Party or its property, and do not require the consent of any Person. Each Loan Party Obligor shall reserve and maintain all of its leases, licenses, permits (including Permits), franchises qualifications, and rights that are necessary and desirable in the Ordinary Course of Business. No Loan Party is required to obtain any government approval, permit (including Permit), consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents. This Agreement and each of the other Loan Documents have been duly executed and delivered by, and are enforceable against, each of the Loan Party Obligors who have signed them, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) No Defaults. No Default or Event of Default has occurred and is continuing (or would result after giving effect to any transactions contemplated by the Loan Documents and the ABL Documents).

(c) Solvency. Each of Aytu and its Subsidiaries (i) is individually solvent and each able to pay its debts as they come due, (ii) has not admitted its inability in writing to pay their debts as they come due, (iii) has not taken action (and none of Aytu or any of its Subsidiaries is contemplating taking action), and no such action has been taken by (or, to the knowledge of Aytu or any of its Subsidiaries, has been or is contemplated to be taken by) a third party, for Aytu’s or any Subsidiary of Aytu’s winding up, dissolution, or liquidation or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for Aytu, any Subsidiary of Aytu or any material portion of or all of their assets or revenues or for the filing of a petition against Aytu or any of its Subsidiaries or any of its or their assets under any state, federal or other bankruptcy or insolvency law, and (iv) each, individually, have sufficient capital to carry on each of their businesses as now conducted and as proposed to be conducted. The fair saleable value of all of the assets and properties of each Loan Party, individually, exceeds the aggregate liabilities and Indebtedness of each such Loan Party (including contingent liabilities).

(d) No Liens. No Lien exists on the assets of Aytu or any Subsidiary of Aytu, except for Permitted Liens.

(e) Obligations are Absolute. The obligation of the Borrower and the other Loan Party Obligors to make any payment under this Agreement and the other Loan Documents (together with all charges in connection therewith) is absolute and unconditional.

(f) No Indebtedness. No Indebtedness of Aytu or any Subsidiary of Aytu exists other than Permitted Indebtedness.

(g) Good Standing; Power and Authority. Each of Aytu and the Borrower is validly existing as a corporation in good standing under the laws of the state of Delaware. Aytu and its Subsidiaries have full power and authority to own their properties, conduct their business and enter into the Loan Documents and to consummate the transactions contemplated under the Loan Documents and the ABL Documents, and are duly qualified to do business as a foreign entity and are in good standing in each jurisdiction where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect.

(h) Actions, Suits, Hearings and Proceedings. There is no pending or, to the knowledge of Aytu and its Subsidiaries, threatened in writing, any action, suit, hearings or other proceeding before any Governmental Authority (a) to which Aytu or any of its Subsidiaries is a party or (b) which has as the subject thereof any assets owned by Aytu or any of its Subsidiaries, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.1(h), there are no current or, to the knowledge of Aytu or any of its Subsidiaries, pending, legal, governmental or regulatory enforcement actions, suits or other proceedings to which Aytu or any of its Subsidiaries or any of their assets is subject, except as would not reasonably be expected to result in a Material Adverse Effect.

(i) Enforceability; No Conflict; No Consents. The Loan Documents have been duly authorized, executed and delivered by Aytu and each Subsidiary of Aytu that is a party thereto, and constitute the valid, legal and binding obligation of Aytu and its Subsidiaries party thereto, enforceable in accordance with their terms, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of the Loan Documents by Aytu and its Subsidiaries and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute an event of default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any assets of Aytu or any of its Subsidiaries pursuant to, any agreement to which Aytu or any of its Subsidiaries is a party or by which Aytu or any of its Subsidiaries are bound or to which any of the assets of Aytu or any of its Subsidiaries is subject, except to the extent that no Material Adverse Effect would reasonably be expected to result therefrom, (B) result in any violation of or conflict with the provisions of the Organizational Documents, (C) result in the violation of any material Applicable Law or (D) result in the violation of any judgment, order, rule, regulation or decree of any Governmental Authority. No consent, approval, permit (including Permit), authorization or order of, or registration or filing with any Governmental Authority or other party or Person is required for the execution, delivery and performance of any of the Loan Documents or for the consummation by Aytu and its Subsidiaries of the transactions contemplated hereby or thereby, except for (a) such registrations and filings contemplated by the Security Agreement, (b) as have been obtained or made prior to the Agreement Date or (c) the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect. Aytu and its Subsidiaries party thereto have the power and authority to enter into the Loan Documents and to consummate the transactions contemplated under the Loan Documents.

(j) Names; Trade Names and Styles. The name of each Loan Party Obligor set forth the Perfection Certificate delivered on the Sixth Amendment Effective Date is its true, correct and complete legal name, and no Loan Party Obligor has used any other name at any time in the past five years, or at any time will use any other name, in any tax filing made in any jurisdiction. Listed in the Perfection Certificate delivered on the Sixth Amendment Effective Date are all prior names used by such Loan Party Obligor at any time in the past five years prior to the Sixth Amendment Effective Date and all of the present and prior trade names used by such Loan Party Obligor at any time in the past five years.

(k) Necessary Permits and Documents; Compliance with Laws and Orders. Aytu and each of its Subsidiaries holds or has applied for, and is operating in good standing and in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits (including Permits), easements, consents, certificates and orders of any Governmental Authority required for the conduct of its business (collectively, “Necessary Documents”). All Necessary Documents are valid and in full force and effect. Neither the Borrower nor any of its Subsidiaries has (i) received written notice of any revocation or modification of any of the Necessary Documents and (ii) any reason to believe that any of the Necessary Documents will not be renewed in the Ordinary Course of Business (or will be voided, revoked or withdrawn). Each of Aytu and its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees applicable to the conduct of its business.

(l) Marketable Title; Valid Leases. Aytu and its Subsidiaries have good and marketable title to all of their assets free and clear of all Liens except Permitted Liens. To Aytu’s and its Subsidiaries’ knowledge, except as could not reasonably be expected to have a Material Adverse Effect, the property held under lease by Aytu or any of its Subsidiaries is held under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of Aytu or any Subsidiaries.

(m) Intellectual Property. Other than as disclosed in any Paragraph IV Certification made in connection with a new drug application, Aytu and its Subsidiaries own or, where a license is required, have the right to use pursuant to a valid and enforceable written license, implied license or other legally enforceable right, all of the Intellectual Property (as defined below) that they have publicly described as being owned or licensed by them (the “Company IP”) or, to the knowledge of Aytu and its Subsidiaries, that is necessary for the conduct of their business as currently conducted (the “IP”). To the knowledge of Aytu and its Subsidiaries, other than as disclosed in any Paragraph IV Certification made in connection with a new drug application, the Company IP that is registered with or issued by a Governmental Authority is enforceable; there is no outstanding, pending or, to the knowledge of Aytu and its Subsidiaries, threatened in writing action, suit, other proceeding or claim by any third person challenging or contesting the validity, scope, use, ownership, enforceability, or other rights of Aytu or any of its Subsidiaries in or to any Company IP, and neither Aytu nor any Subsidiary has received any written notice regarding, any such action, suit, or other proceeding. Each Loan Party owns or has, and will at all times continue to own or have, the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other Intellectual Property used, marketed and sold in such Loan Party’s business, and each Loan Party is in compliance, and will continue at all times to comply, in all material respects with all licenses, user agreements and other such agreements regarding the use of Intellectual Property. To the knowledge of Aytu and the Borrower, other than as disclosed in any Paragraph IV Certification made in connection with a new drug application, neither Aytu nor any of its Subsidiaries has infringed or misappropriated any material rights of others. Except as set forth on Schedule 3.1(m), there is no pending or, to the knowledge of Aytu or any of its Subsidiaries, threatened in writing action, suit, other proceeding or claim by others that Aytu or any of its Subsidiaries infringes upon, violates or uses the Intellectual Property rights of others without authorization, and neither Aytu nor any of its Subsidiaries has received any written notice regarding, any such action, suit, other proceeding or claim. Except as set forth on Schedule 3.1(m), neither Aytu nor any of its Subsidiaries is a party to or bound by any material licenses with respect to IP other than licenses for computer software acquired in the Ordinary Course of Business. Except as set forth in the Perfection Certificate delivered on the Sixth Amendment Effective Date with respect to each Loan Party Obligor, none of the Intellectual Property owned by such Loan Party Obligor is the subject of any licensing or franchise agreement pursuant to which such Loan Party Obligor is the licensor or franchisor. No Loan Party Obligor owns any Intellectual Property, except as set forth in the Perfection Certificate delivered on the Sixth Amendment Effective Date with respect to each Loan Party Obligor. The term “Intellectual Property” as used herein means (i) all patents, patent applications, patent disclosures and inventions (whether patentable or unpatentable and whether or not reduced to practice), (ii) all trademarks, service marks, trade dress, trade names, slogans, logos, and corporate names and Internet domain names, together with all of the goodwill associated with each of the foregoing, (iii) copyrights, copyrightable works, and licenses, (iv) registrations and applications for registration for any of the foregoing, (v) computer software (including but not limited to source code and object code), data, databases, and documentation thereof, (vi) trade secrets and other confidential information, (vii) other intellectual property, and (viii) copies and tangible embodiments of the foregoing (in whatever form and medium).

(n) Compliance with Organizational Documents and Material Agreements. Neither Aytu nor any of its Subsidiaries is (i) in violation of the Organizational Documents, or (ii) except as could not reasonably be expected to have a Material Adverse Effect, in breach of or otherwise in default under any agreement under which it may be bound, or to which any of its assets is subject.

(o) Tax Matters. All federal and state income and franchise and all other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliates or extensions have been timely filed with the appropriate Governmental Authorities, all such Tax Returns are true, correct and complete in all material respects, and all Taxes, assessments and other governmental charges and impositions reflected therein and all other material Taxes, assessments and other governmental charges otherwise due and payable have been paid prior to the date on which any liability may be added thereto for non-payment thereof; except that a Tax Affiliate may defer payment of any contested taxes; provided, that such Tax Affiliate (a) in good faith contests its obligation to pay such Taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies the Secured Parties in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral and (d) maintains adequate reserves therefor in conformity with GAAP. As of the Sixth Amendment Effective Date, no income or franchise Tax Return or other material Tax Return of the Borrower or any other Tax Affiliate is under audit by any Governmental Authority, and no Tax Affiliate has received written notice from any Governmental Authority of any audit or examination or any assertion of any material claim for Taxes. No Loan Party is otherwise aware of any claims or adjustments proposed for any prior tax years that could result in additional taxes becoming due and payable by any Tax Affiliate. No Tax Affiliate has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

(p) Retaining Rights to Develop, License, Market and Sell Services. Other than as set forth in Schedule 3.1(p), neither Aytu nor any of its Subsidiaries has granted rights to develop, license, market or sell its services to any other Person, and are not bound by any agreement that affects the exclusive right of Aytu or any of its Subsidiaries to develop, license, market or sell its services.

(q) Governmental, Law and Authorizations Compliance. Other than as set forth in Schedule 3.1(q), each of Aytu and its Subsidiaries: (A) is, and will continue at all times to be, in compliance with all Applicable Laws (including those relating to the ownership of real or personal property, the conduct and licensing of each Loan Party’s business, the payment and withholding of Taxes, ERISA and other employee matters, and safety and environmental matters) in all material respects; (B) has not received any warning letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required in connection with the business of Aytu or its Subsidiaries by any Applicable Laws (together, the “Authorizations”); (C) possesses and complies in all material respects with the Authorizations, which are valid and in full force and effect (other than those Authorizations for which applications have been submitted but which have not yet been issued), in each case of this clause (C), except as would not reasonably be expected to result in a Material Adverse Effect; (D) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorization; (E) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations as and when required, except, in each case of this clause (E), as would not reasonably be expected to result in a Material Adverse Effect. No Loan Party has received written notice of default or violation, or is in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other Governmental Authority relating to any aspect of any Loan Party’s business, affairs, properties or assets. No Loan Party has received written notice of or been charged with, or is, to the knowledge of any Loan Party, under investigation with respect to, any violation in any material respect of any provision of any Applicable Law.

(r) Financial Statements and Reports. All financial statements included in the SEC Reports, or delivered to the Secured Parties by or on behalf of any Loan Party, have been, and at all times will be, prepared in conformity with GAAP and fairly present in all material respects the financial condition, results of operations and cash flows of the Loan Parties covered thereby, at the times and for the periods therein stated.

(s) ERISA; Employee Benefit Plans; Pension Contribution. (i) To the knowledge of Aytu and its Subsidiaries, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code that is not exempt under ERISA Section 408 or Section 4975 of the Code, under any applicable regulations and published interpretations thereunder or under any applicable prohibited transaction, individual or class exemption issued by the Department of Labor, has occurred with respect to any Employee Benefit Plan, except as for such transaction that would not reasonably be expected to have a Material Adverse Effect, (ii) at no time within the last seven (7) years has Aytu or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Section 302 of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA, (iii) no Employee Benefit Plan represents any current or future liability for retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law, (iv) each Employee Benefit Plan is and has been operated in compliance in all material respects with its terms and all Applicable Laws, including but not limited to ERISA and the Code, (v) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Borrower to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other Applicable Law, except for any such tax, fine, lien, penalty or liability that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and (vi) the Borrower does not have any obligations under any collective bargaining agreement. Each Employee Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Applicable Laws. Each Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS to the effect that the form of such Employee Benefit Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the knowledge of any Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $50,000 of any Loan Party. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Employee Benefit Plan that has resulted or could reasonably be expected to result in liabilities individually or in the aggregate of any Loan Party in excess of $50,000. No ERISA Event has occurred, and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, in each case that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $50,000. Each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each case except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $50,000. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty (60%) or higher and no Loan Party knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty (60%) as of the most recent valuation date. No Loan Party or any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $50,000. No Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $50,000. No Pension Plan has been terminated by the plan administrator thereof or by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $50,000.

As used in this clause (s), “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (including a Pension Plan), and all Stock purchase, Stock option, Stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee, director or independent contractor of the Borrower or any of its Subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Borrower or any of its respective Subsidiaries, (B) the Borrower or any of its Subsidiaries has had or has any present or future obligation or liability on behalf of any such employee, director or independent contractor; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and “ERISA Affiliate” means any member of the Borrower’s controlled group as defined in Code Section 414 (b), (c), (m) or (o).

(t) Aytu’s Subsidiaries. Aytu’s Subsidiaries are set forth in Schedule 3.1(t).

(u) Compliance with Health Care Laws. Other than as set forth in Schedule 3.1(u), each of Aytu and its Subsidiaries is in compliance in all material respects with all Health Care Laws applicable to it, its assets, business or operations.

(v) Health Care Permits. Each of Aytu and its Subsidiaries holds all Health Care Permits necessary for it to own, lease, sublease or operate its assets or to conduct its business or operations as presently conducted. All such Health Care Permits are in full force and effect and there is and has been no default under, violation of, or other noncompliance with the terms and conditions of any such Health Care Permit, except as would not reasonably be expected to result in a Material Adverse Effect. No Governmental Authority has taken, or to the knowledge of Aytu or any of its Subsidiaries intends to take, action to suspend, revoke, terminate, place on probation, materially restrict or not renew any material Health Care Permit of Aytu or any of its Subsidiaries.

(w) Title to Collateral; Third Party Locations; Permitted Liens. Each Loan Party Obligor has, and at all times will continue to have, good and marketable title to all of the Collateral. The Collateral now is, and at all times will remain, free and clear of any and all Liens, except for Permitted Liens. The Collateral Agent (for the benefit of the Secured Parties) now has, and will at all times continue to have, a first-priority (subject only to Liens of the type set forth in clause (i) of the definition of “Permitted Liens”) perfected and enforceable security interest and Lien in all of the Term Loan Priority Collateral, and a second-priority (or, after the Payment in Full (as defined in the Intercreditor Agreement) of the ABL Priority Debt (as defined in the Intercreditor Agreement, a first-priority) (subject only to Liens of the type set forth in clause (i) of the definition of “Permitted Liens”) perfected and enforceable security interest and Lien in all of the ABL Priority Collateral, and each Loan Party Obligor will at all times defend the Collateral Agent and the Collateral against all claims of others. Except as otherwise disclosed in writing to the Secured Parties by the Borrower, none of the Collateral which is Equipment is, or will at any time, be affixed to any real property in such a manner, or with such intent, as to become a fixture. Except for leases or subleases as to which the applicable Loan Party has delivered to the Secured Parties a landlord’s waiver in form and substance reasonably satisfactory to the Required Lenders (unless waived in writing by the Required Lenders in their sole discretion), no Loan Party Obligor is or will be a lessee or sublessee under any real property lease or sublease. Except for warehouses as to which the applicable Loan Party has delivered to the Secured Parties a warehouseman’s waiver in form and substance reasonably satisfactory to the Required Lenders (unless waived in writing by the Required Lenders in their sole discretion), no Loan Party Obligor is or will at any time be a bailor of any goods at any warehouse or otherwise. Prior to causing or permitting any Collateral valued in excess of $50,000 (other than mobile equipment such as laptop computers in the possession of the applicable Loan Party’s employees or agents) to at any time be located upon premises in which any third party (including any landlord, warehouseman, or otherwise) has an interest, the Borrower shall notify the Secured Parties and the applicable Loan Party Obligor shall cause each such third party to execute and deliver to the Secured Parties, in form and substance reasonably acceptable to the Required Lenders, such waivers, collateral access agreements, and subordinations as the any Secured Party shall specify, so as to, among other things, ensure that the Secured Parties’ rights and interests in the Collateral are, and will at all times continue to be, superior to the rights and interests of any such third party or Person and that the Secured Parties have access to such Collateral. Each applicable Loan Party Obligor will keep at all times in full force and effect, and will comply at all times with all the terms of, any lease of real property where any of the Collateral now or in the future may be located. Notwithstanding any of the foregoing or anything in the Loan Documents to the contrary, (x) for each location leased or otherwise occupied by Aytu and its Subsidiaries (other than Borrower Loan Parties) as reflected in the Perfection Certificate delivered on the Sixth Amendment Effective Date, Aytu and its Subsidiaries shall use commercially reasonable efforts to deliver, within sixty (60) days (or such later date as Collateral Agent may agree in its sole discretion) after the Sixth Amendment Effective Date, landlord and warehousemen waivers, as applicable, for each such location, in form and substance reasonably satisfactory to the Required Lenders and (y) the Borrower shall have ten (10) days after the Sixth Amendment Effective Date to deliver, or cause to be delivered, a certificate representing 100% of its Stock reflecting Aytu as the owner of such Stock.

(x) Health Care Proceedings, Audits and Permits. Other than as set forth on Schedule 3.1(x), there are no pending (or, to the knowledge of Aytu or the Borrower, threatened in writing) audits, actions, hearings or proceedings (collectively, “Proceedings”) against or affecting Aytu or any of its Subsidiaries relating to any actual or alleged non-compliance with any Health Care Law. There exist no restrictions, deficiencies, required plans of correction or other such remedial measures with respect to any material Health Care Permit of Aytu or any of its Subsidiaries.

(y) ABL Debt and ABL Documents. The Borrower has furnished the Secured Parties with a true, correct and complete copy of each of the ABL Documents (in each case, including all certificates, schedules, exhibits, annexes, amendments, restatements, supplements, modifications, waivers, consents, extensions, forbearances, assignments and all other reports, notices, agreements, instruments and documents delivered pursuant thereto or in connection therewith). No statement, representation, warranty or certification made in any of the ABL Documents by the Borrower or any other Loan Party or, to the Loan Parties’ knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time that such statement, representation, warranty or certification is made (or deemed made). Each of the representations, warranties and certifications of the Loan Parties set forth in each of the ABL Documents are true, correct and complete in all material respects (without giving effect to any double materiality). No portion of the ABL Debt is, or at any time shall be, (i) secured by any assets of any of the Loan Parties or any other Person or any Stock issued by any of the Loan Parties or any other Person (except to the extent expressly permitted by the Intercreditor Agreement) or (ii) guaranteed by any Person (except to the extent expressly permitted by the Intercreditor Agreement). The provisions of the Intercreditor Agreement are enforceable against each of the “ABL Lender Parties” (as defined in the Intercreditor Agreement) and each other holder of the ABL Debt, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Borrower and each other Loan Party acknowledges that the Collateral Agent and the Lenders are entering into the Fourth Amendment and the other Loan Documents and continuing to allow the Loans to remain outstanding in reliance upon the Intercreditor Agreement and this Section 3.1(y).

(z) Electronic Chattel Paper. To the extent that any Loan Party Obligor obtains or maintains any Electronic Chattel Paper, such Loan Party Obligor shall at all times create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided below, unalterable, (b) the authoritative copy identifies the Collateral Agent (for the benefit of the Secured Parties) as the assignee of the record or records, (c) the authoritative copy is communicated to and maintained by the Collateral Agent or its designated custodian (for the benefit of the Secured Parties), (d) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(aa) Capitalization; Investment Property.

(i) No Loan Party, directly or indirectly, owns, or shall at any time own, any capital stock or other Stock of any other Person except as set forth in Schedule 3.1(aa) other than the acquisition of capital stock or other Stock by Aytu or any of its Subsidiaries as permitted hereunder.

(ii) None of the Pledged Equity has been issued or otherwise transferred in violation of the Securities Act, or other Applicable Laws of any jurisdiction to which such issuance or transfer may be subject. The Pledged Equity pledged by each Loan Party Obligor under the Loan Documents constitutes all of the issued and outstanding Stock of each Issuer owned by such Loan Party Obligor.

(iii) All of the Pledged Equity has been duly and validly issued and is fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. There are no outstanding options, warrants or similar agreements, documents, or instruments with respect to any of the Pledged Equity.

(iv) Each Loan Party Obligor has caused each Issuer to amend or otherwise modify its Organizational Documents, books, records, and related agreements, documents and instruments, as applicable, to reflect the rights and interests of the Collateral Agent (for the benefit of the Secured Parties) under the Security Agreement and the other Loan Documents, and to the extent required to enable and empower the Collateral Agent and the other Secured Parties to exercise and enforce its and their rights and remedies under the Loan Documents in respect of the Pledged Equity and other Investment Property.

(v) Each Loan Party Obligor will take any and all actions reasonably requested by any Secured Party, from time to time, to (i) cause the Collateral Agent (for the benefit of the Secured Parties) to obtain exclusive control of any Investment Property in a manner reasonably acceptable to the Collateral Agent and the Required Lenders and (ii) obtain from any Issuers and such other Persons as the Collateral Agent or the Required Lenders shall specify, for the benefit of the Collateral Agent and the other Secured Parties, written confirmation of the Collateral Agent’s (for the benefit of the Secured Parties) exclusive control over such Investment Property and take such other actions as the Collateral Agent may request to perfect the Collateral Agent’s (for the benefit of the Secured Parties) security interest and Lien in any Investment Property. For purposes of this Section 3.1(aa), the Collateral Agent (for the benefit of the Secured Parties) shall have exclusive control of Investment Property if (A) pursuant to Section 5.5 of the Security Agreement and the other applicable provisions of the Security Agreement, such Investment Property consists of certificated securities and the applicable Loan Party Obligor delivers such certificated securities to the Collateral Agent (with all appropriate endorsements and transfer forms executed and delivered in blank), (B) such Investment Property consists of uncertificated securities and either (x) the applicable Loan Party Obligor delivers such uncertificated securities to the Collateral Agent or (y) the Issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders, that it will comply with instructions originated by the Collateral Agent without further consent by the applicable Loan Party Obligor and (C) such Investment Property consists of security entitlements and either (x) the Collateral Agent (for the benefit of the Secured Parties) becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders, that it will comply with entitlement orders originated by the Collateral Agent without further consent by the applicable Loan Party Obligor. Each Loan Party Obligor that is a limited liability company or a partnership hereby represents, warrants and covenants that it has not, and at no time will, elect pursuant to the provisions of Section 8-103 of the UCC to provide that its equity interests or other Stock are securities governed by Article 8 of the UCC.

(vi) No Loan Party owns, or has any present intention of acquiring, any “margin security” or any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called “margin security” and “margin stock”). None of the proceeds of the Loans or Notes will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.

(vii) Other than in cases where the Collateral Agent will retain a perfected, first-priority Lien on all such equity interests or Stock pursuant to the terms and conditions of the Security Agreement, no Loan Party Obligor shall vote to enable, or take any other action to cause or to permit, any Issuer to issue any equity interests or other Stock of any nature, or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests or other Stock of any nature of any Issuer.

(viii) Aytu shall not, and shall not permit any of its Subsidiaries to, take, or fail to take, any action that would in any manner impair the value or the enforceability of the Collateral Agent’s Lien on any of the Investment Property, or any of the Collateral Agent’s or other Secured Party’s rights or remedies under this Agreement or any other Loan Document with respect to any of the Investment Property.

(ix) In the case of any Loan Party Obligor which is an Issuer, such Issuer agrees that the terms of Section 6.3 of the Security Agreement shall apply to such Loan Party Obligor with respect to all actions that may be required of it pursuant to such Section 6.3 regarding the Investment Property issued by it.

(x) Each Loan Party Obligor has made all capital contributions heretofore required to be made to the respective Issuer in respect of any Investment Property constituting limited liability company interests and no additional capital contributions are required to be made in respect of the respective limited liability company interests.

(bb) Commercial Tort Claims. No Loan Party Obligor has any Commercial Tort Claim with a value in excess of Fifty Thousand Dollars ($50,000.00) pending other than those listed in the Perfection Certificate delivered on the Sixth Amendment Effective Date, and each Loan Party Obligor shall promptly (but in any case, no later than five Business Days thereafter) notify the Secured Parties in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party. Such notice shall constitute such Loan Party Obligor’s authorization to amend the Perfection Certificate delivered on the Sixth Amendment Effective Date to add such Commercial Tort Claim and shall automatically be deemed to amend the Perfection Certificate delivered on the Sixth Amendment Effective Date to include such Commercial Tort Claim.

(cc) Jurisdiction of Organization; Location of Collateral. With respect to each Loan Party Obligor, the Perfection Certificate delivered on the Sixth Amendment Effective Date sets forth (i) each place of business of such Loan Party Obligor (including its chief executive office), (ii) all locations where all Inventory, Equipment, and other Collateral owned by such Loan Party Obligor is kept and (iii) whether each such Collateral location and place of business (including such Loan Party Obligor’s chief executive office) is owned by a Loan Party or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated in Perfection Certificate delivered on the Sixth Amendment Effective Date. Each Loan Party Obligor will give the Secured Parties at least thirty (30) days’ prior written notice before changing its jurisdiction of organization, opening any additional place of business, changing its chief executive office or the location of its books and records, or moving any of the Collateral to a location other than one of the locations set forth in the Perfection Certificate delivered on the Sixth Amendment Effective Date, and will execute and deliver all Financing Statements, landlord waivers, collateral access agreements, mortgages, and all other agreements, instruments and documents which any Secured Party shall require in connection therewith prior to making such change, all in form and substance reasonably satisfactory to the Secured Parties. Without the prior written consent of the Collateral Agent and the Lenders, no Loan Party Obligor will at any time (i) change its jurisdiction of organization or (ii) allow any Collateral to be located outside of the continental United States of America.

(dd) There is no claim, suit, litigation, proceeding or investigation pending or (to the best of each Loan Party Obligor’s knowledge) threatened by or against or affecting any Loan Party in any court or before any Governmental Authority (or any basis therefor known to any Loan Party Obligor) which could reasonably be expected to result, either separately or in the aggregate, in liability in excess of $500,000 for the Loan Parties, in any Material Adverse Effect, or in any material impairment in the ability of any Loan Party to carry on its business in substantially the same manner as it is now being conducted.

(ee) Material Contracts. No Loan Party is (i) a party to any contract which has had or could reasonably be expected to have a Material Adverse Effect or (ii) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (A) any contract to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in liabilities in excess of $500,000 or (B) any Material Contract. Except for the contracts and other agreements listed in the Perfection Certificate delivered on the Sixth Amendment Effective Date, no Loan Party is party, as of date of such Perfection Certificate, to any (1) employment agreements covering the management of any Loan Party, (2) collective bargaining agreements or other labor agreements covering any employees of any Loan Party, (3) agreements for managerial, consulting or similar services to which any Loan Party is a party or by which it is bound, (4) agreements regarding any Loan Party, its assets or operations or any investment therein to which any of its equity holders is a party, (5) patent licenses, trademark licenses, copyright licenses or other lease or license agreements to which any Loan Party is a party, either as lessor or lessee, or as licensor or licensee, (6) distribution, marketing or supply agreements to which any Loan Party is a party, (7) customer agreements to which any Loan Party is a party (in each case with respect to any contract of the type described in the preceding clauses (1), (3), (4), (5), (6) and (7) requiring payments of more than $500,000 in the aggregate in any Fiscal Year), (8) partnership agreements to which any Loan Party is a partner, limited liability company agreements to which any Loan Party is a member or manager, or joint venture agreements to which any Loan Party is a party, (9) real estate leases, or (10) any other contract to which any Loan Party is a party, in each case with respect to this clause (10) the breach, nonperformance or cancellation of which, could reasonably be expected to have a Material Adverse Effect (each such contract and agreement, described in the preceding clauses (1) to (10), a “Material Contract”).

(ff) No Material Adverse Effect. Since December 31, 2018, no event has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect on any Loan Party.

(gg) Full Disclosure. Excluding projections and other forward-looking information, pro forma financial information and information of a general economic or industry nature, no report, notice, certificate, information or other statement delivered or made (including, in electronic form) by or on behalf of any Loan Party, any Other Obligor or any of their respective Affiliates to any Secured Party in connection with this Agreement or any other Loan Document contains or will at any time contain any untrue statement of a material fact, or omits or will at any time omit to state any material fact necessary to make any statements contained herein or therein not misleading in light of the circumstances in which they were made. Except for matters of a general economic or political nature which do not affect any Loan Party or any Other Obligor uniquely, there is no fact presently known to any Loan Party Obligor which has not been disclosed to the Collateral Agent and the Lenders, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any projections and other forward-looking information and pro forma financial information contained in such materials were prepared in good faith based upon assumptions that were believed by such Loan Party to be reasonable at the time prepared and at the time furnished in light of conditions and facts then known (it being recognized that such projections and other forward-looking information and pro forma financial information are not to be viewed as facts and that actual results during the period or periods covered by any such projections or information may differ from the projected results, and such differences may be material).

(hh) Sensitive Payments. No Loan Party (i) has made or will at any time make any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction, (ii) has established or maintained or will at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (iii) has made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment or (iv) has engaged in or will at any time engage in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or regulations.

(ii) Access to Collateral, Books and Records. At reasonable times and upon reasonable prior notice, each Secured Party and its representatives and agents shall have the right to inspect the Collateral and to examine and copy each Loan Party’s books and records. Each Loan Party Obligor agrees to give the Collateral Agent access to any or all of such Loan Party Obligor’s, and each of its Subsidiaries’, premises to enable each Secured Party to conduct such inspections and examinations. Such inspections and examinations shall be at the Loan Party Obligors’ sole expense and the charge therefor shall be $1,200 per person per day (or such higher amount as shall represent such Secured Party’s then current standard charge), plus out-of-pocket expenses. Each Secured Party may, at the Loan Party Obligors’ sole expense, use each Loan Party’s personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent such Secured Party, in its sole discretion, deems appropriate. Each Loan Party Obligor hereby irrevocably authorizes all accountants and third parties to disclose and deliver to the Secured Parties, at the Loan Party Obligors’ sole expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Loan Parties. Without limiting the foregoing, each Loan Party Obligor hereby authorizes the Collateral Agent and each other Secured Party as an “authorized user” under its third party logistics arrangements with SPS (or any replacement thereof) and agrees that the Collateral Agent and such other Secured Parties shall have all powers and access rights incidental thereto, in each case to take such actions as may be necessary for the Collateral Agent and such other Secured Parties to view all activities and reports through any applicable portal associated with such third party logistics and related services. In furtherance of the foregoing authorization, each Loan Party Obligor will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Secured Parties such documents, agreements and instruments, and will take or cause to be taken such further actions for which any Secured Party may, from time to time, reasonably request to become an “authorized user” in respect of such portal, all in form and substance reasonably satisfactory to such Secured Party and at the sole expense of the Loan Party Obligors.

(jj) Interrelated Business. Loan Parties make up a related organization of various entities constituting a single economic and business enterprise so that Loan Parties share an identity of interests such that any benefit received by any one of them benefits the others. From time to time each of the Loan Parties may render services to or for the benefit of the other Loan Parties, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Loan Parties (including inter alia, the payment by such Loan Parties of creditors of the other Loan Parties and guarantees by such Loan Parties of indebtedness of the other Loan Parties and provides administrative, marketing, payroll and management services to or for the benefit of the other Loan Parties). Loan Parties have the same centralized accounting and legal services, certain common officers and directors and generally do not provide stand-alone consolidating financial statements to creditors.

(kk) Deposit Accounts and Other Accounts. (i) All Deposit Accounts, Securities Accounts and Commodity Accounts and all other depositary, securities, commodity and other accounts maintained by each Loan Party Obligor as of the Sixth Amendment Effective Date are described in the Perfection Certificate delivered on the Sixth Amendment Effective Date, which description includes for each such account the name of the Loan Party Obligor maintaining the account, the name of the financial institution at which the account is maintained, the account number and the purpose of the account, (ii) the only collection Deposit Accounts, lockbox accounts and Deposit Accounts of the Loan Parties into which proceeds of revolving loans under the ABL Documents are directly funded (or that otherwise would constitute ABL Priority Collateral under the Intercreditor Agreement) are those Deposit Accounts maintained at First Republic Bank (routing number         ) with account numbers        and        , (iii) other than those Deposit Accounts specifically referenced in clause (ii) above, all Deposit Accounts and all other depositary and other accounts (including Securities Accounts) of the Loan Parties are Term Priority Deposit Accounts (or, with respect to clause (B) below, Term Priority Collateral) under the Intercreditor Agreement (including (A) all Deposit Accounts maintained at First Republic Bank (routing number        ) with account numbers         and        , and (B) the Securities Account maintained at US Bank (routing number        ) with account number Neos:        , and (iv) all Deposit Accounts and all other depositary and other accounts indicated in any Perfection Certificate as a Restricted Account or an Excluded Account (as defined in the Security Agreement) meet at all time the requirements set forth in both the definition of Restricted Account and the definition of Excluded Account (as defined in the Security Agreement). (1) All Deposit Accounts, Securities Accounts and Commodity Accounts and all other depositary, securities, commodity and other accounts (other than Restricted Accounts and, in the case of Aytu, that certain deposit account owned by Aytu and maintained by American Express Bank as reflected in the Perfection Certificate delivered on the Sixth Amendment Effective Date, but only so long as such deposit account serves as collateral for the reimbursement obligations of Aytu to American Express Bank) of the Loan Party Obligors are, or, with respect to any such Deposit Accounts, Securities Accounts and Commodity Account of Aytu and its Subsidiaries (other than the Borrower and its Subsidiaries), within sixty (60) days (or such later date as Collateral Agent may agree in its sole discretion) after the Sixth Amendment Effective Date, will be, subject to a Control Agreement in favor of the Collateral Agent (for the benefit of the Secured Parties) at all times, and (2) the Collateral Agent (for the benefit of the Secured Parties) (I) has or, with respect to any such Deposit Accounts, Securities Accounts and Commodity Account of Aytu and its Subsidiaries (other than the Borrower and its Subsidiaries), within sixty (60) days (or such later date as Collateral Agent may agree in its sole discretion) after the Sixth Amendment Effective Date, will have, (X) “control” (as defined in 8-106 and 9-104 of the UCC) of all such accounts and (Y) a first-priority security interest and Lien on all of the Term Priority Deposit Accounts and (III) has a second-priority (or, after the Payment in Full (as defined in the Intercreditor Agreement) of the ABL Priority Debt (as defined in the Intercreditor Agreement), first-priority) security interest and Lien on all of the ABL Priority Deposit Accounts.

(ll) Insurance. A true, correct and complete listing of all insurance covered by Section 5.1(xvi)(A) as of the Sixth Amendment Effective Date, including issuers, coverages and deductibles, is set forth on Schedule 3.1(ll).

(mm) Fair Labor Standards Act. All of the Inventory of each Loan Party has at all times been, and at all times will be, produced only in accordance with the Fair Labor Standards Act of 1938 and all rules, regulations and orders promulgated thereunder.

(nn) Accounts and Chattel Paper. (i) All Accounts of any Loan Party Obligor, and all Chattel Paper owned by any Loan Party Obligor, (A) are genuine and in all respects what they purport to be, and (B) arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by a Loan Party Obligor in the Ordinary Course of Business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, (ii) each Account Debtor under each such purchase order, contract and other document had the capacity to contract at the time any purchase order, contract or other document giving rise to such Accounts and Chattel Paper were executed and/or delivered, and (iii) the transactions giving rise to such Accounts and Chattel Paper comply with all Applicable Laws and governmental rules and regulations.

(oo) [Reserved.]

(pp) SEC Reports. Aytu has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date this representation is made (the foregoing materials, including the registration on form S-4 of the joint proxy statement, projections included therein, in each case including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(qq) Exemption from Registration. Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf, has offered or issued any of the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act). Assuming the accuracy of the Lenders’ representations and warranties set forth in Section 3.3, no registration under the Securities Act is required for the offer and issuance of the Securities by the Borrower to the Lenders as contemplated hereby. The transactions contemplated hereby, including the issuance and sale of the Securities, do not contravene, or require stockholder approval pursuant to, the rules and regulations of NASDAQ. Neither the Borrower, nor any of its Affiliates, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering and issuance of the Securities to be integrated with prior or contemporaneous offerings by the Borrower for purposes of the Securities Act and which would require the registration of any such securities under the Securities Act.

(rr) Certain Fees. No brokerage or finder’s fees or commissions are or will be required to be paid by the Aytu or any of its Affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Loan Documents. The Lenders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(rr) that may be due in connection with the transactions contemplated by the Loan Documents.

(ss) [Reserved.]

(tt) Perfection Certificate. The information in each Perfection Certificate is true, correct and complete in all respects.

Section 3.2 Borrower and other Loan Party Obligors Acknowledgment. The Borrower and each other Loan Party Obligor hereby acknowledges that it has made the representations and warranties referred to in Section 3.1 with the intention of persuading the Collateral Agent and the Lenders to enter into the Loan Documents and that the Collateral Agent and the Lenders have entered into the Loan Documents on the basis of, and in full reliance on, each of such representations and warranties and such representations and warranties shall survive the execution of this Agreement until the Obligations are repaid in full.

Article 4
[RESERVED]

Article 5
PARTICULAR COVENANTS AND EVENTS OF DEFAULT

Section 5.1 Affirmative Covenants. Unless the Required Lenders shall otherwise agree:

(i) Maintain Existence and Qualification. Borrower and Aytu shall, and Aytu shall cause each of its other Subsidiaries to, maintain its respective existence and qualify and remain qualified to do its business as currently conducted, except for any merger or dissolution of a Subsidiary in accordance with Section 5.2(i) and except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect.

(ii) Compliance with Laws. Aytu shall, and shall cause its Subsidiaries to, comply in all material respects with all Applicable Laws.

(iii) Authorizations. Aytu shall, and shall cause its Subsidiaries to, obtain and keep in full force and effect all Authorizations, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(iv) Notices of Default, Proceedings, Material Adverse Effect Occurrences, Etc.; Additional Information Requests. Aytu shall, and shall cause its Subsidiaries to, promptly (but in no case later than the earlier of (y) within three (3) Business Days after the occurrence thereof and (z) such other date that such information is required to be delivered pursuant to this Agreement or any other Loan Document) notify the Secured Parties of the occurrence of (i) any Default or Event of Default (including any noncompliance with any of the financial covenants specified in Section 5.3 or the minimum cash balance specified in Section 5.1(vii)), (ii) any claims, litigation, arbitration, mediation or administrative or regulatory proceedings that are instituted or threatened in writing against the Borrower or any of its Subsidiaries in which an adverse decision would reasonably be expected to result in a Material Adverse Effect, and (iii) any event or the existence of any circumstance that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. Promptly upon such request, the Aytu shall, and shall cause its Subsidiaries to, provide to the Secured Parties such data and information (financial and otherwise) as any Secured Party, from time to time, may reasonably request, including any information bearing upon or related to the Collateral or each Loan Party’s and each Other Obligor’s business or financial condition or results of operations.

(v) Financial Statements, SEC Reports, Etc. Aytu will, and will cause its Subsidiaries to, at all times keep, adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made in accordance with GAAP reflecting all its financial transactions. Promptly (and, in any event, within two (2) Business Days) after the sending or filing thereof, as the case may be, the Aytu shall, and shall cause its Subsidiaries to, provide to the Secured Parties financial statements, proxy statements or reports which each Loan Party has made available to its stockholders and copies of any regular, periodic and special reports or registration statements which any Loan Party files with the SEC or any Governmental Authority which may be substituted therefor, or any national securities exchange. If Aytu is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, Aytu will, and will cause its Subsidiaries to, (I) timely file with the SEC (subject to appropriate extensions made under Rule 12b-25 of the Exchange Act) any annual reports, quarterly reports and other periodic reports required to be filed by Borrower pursuant to Section 13 or 15(d) of the Exchange Act and (II) concurrently with the delivery of such annual and quarterly reports, deliver to the Collateral Agent and the Lenders a Compliance Certificate, indicating whether (i) the Borrower Loan Parties are in compliance with each of the financial covenants specified in Section 5.3 and the minimum cash balance specified in Section 5.1(vii), and setting forth a reasonably detailed calculation of such covenants to the extent required thereby, and (ii) any Default or Event of Default is then in existence. With respect to any Compliance Certificate delivered, the related annual or quarterly report (as applicable) that is filed with the SEC shall disclose the compliance, including, for the avoidance of doubt, any noncompliance, of the Borrower Loan Parties with the financial covenants specified in Section 5.3, including the financial information utilized to determine such compliance (or noncompliance) and any other material, non-public information related to the determination of such compliance (or noncompliance). Aytu will, and will cause its Subsidiaries to, provide to the Secured Parties copies of all documents, reports, financial data and other information not available on the SEC EDGAR system and not containing any material non-public information generally prepared in the ordinary course of Aytu’s business that any Secured Party may reasonably request. If Aytu is not required to file (and is not voluntarily filing) annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, Aytu will, and will cause its Subsidiaries to, provide to the Secured Parties the following items:

(A) Annual Financial Statements. Not later than ninety (90) days after the close of each Fiscal Year, unqualified, audited financial statements of the Loan Parties on a consolidated basis as of the end of such Fiscal Year, including balance sheet, income statement, and statement of cash flow for such Fiscal Year, in each case on a consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Aytu but acceptable to the Collateral Agent and the Lenders, together with a copy of any management letter issued in connection therewith. Concurrently with the delivery of such financial statements, Aytu shall deliver to the Collateral Agent and the Lenders a Compliance Certificate, indicating whether (i) the Borrower Loan Parties are in compliance with each of the financial covenants specified in Section 5.3 (and the minimum cash balance specified in Section 5.1(vii)), and setting forth a reasonably detailed calculation of such covenants to the extent required thereby, and (ii) any Default or Event of Default is then in existence; and

(B) Interim Financial Statements. Not later than thirty (30) days after the end of each month, including the last month of each Fiscal Year, unaudited interim financial statements of the Loan Parties on a consolidated basis as of the end of such month and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, statement of cash flow, and results of their respective operations during such month and the then-elapsed portion of the Fiscal Year, together with comparative figures for the same periods in the immediately preceding Fiscal Year and the corresponding figures from the budget for the Fiscal Year covered by such financial statements, in each case on a consolidated and consolidating basis, certified by the principal financial officer of the Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of each Loan Party for such month and period subject only to changes from ordinary course year end audit adjustments and except that such statements need not contain footnotes. Concurrently with the delivery of such financial statements, the Borrower shall deliver to the Collateral Agent and the Lenders a Compliance Certificate, indicating whether (i) the Borrower Loan Parties are in compliance with each of the financial covenants specified in Section 5.3 (and the minimum cash balance specified in Section 5.1(vii)) and setting forth a reasonably detailed calculation of such covenants to the extent required thereby, and (ii) any Default or Event of Default is then in existence.

All the financial statements covered in this Section 5.1(v) (for the avoidance of doubt, whether or not Aytu is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act) shall (1) in the case of annual financial statements, contain an unqualified opinion of independent registered public accountants, and (2) not include any explanatory paragraph expressing substantial doubt as to going concern status.

(vi) Expense Reimbursement. Aytu shall, and shall cause the other Loan Party Obligors to, reimburse the Secured Parties on the Sixth Amendment Effective Date (and the date of any other amendment, restatement, supplement, modification, extension or waiver of (or consent with respect to any departure from) any Loan Document) for all reasonable documented out-of-pocket costs, fees and expenses, including reasonable documented out-of-pocket attorneys’ fees and expenses, in connection with the negotiation, documentation and closing of this Agreement and the other Loan Documents.

(vii) Minimum Cash Balance. The Borrower shall at all times maintain cash on deposit in accounts subject to a Control Agreement in favor of the Collateral Agent (for the benefit of the Secured Parties) of not less than $5,000,000.

(viii) ABL Documents, Deliverables and Reports. The Borrower shall, and shall cause its Subsidiaries to, promptly (and, in any event, within two Business Days) (A) notify each Secured Party of the occurrence of any breaches, defaults or events of default under, and any amendments, restatements, supplements, changes, consents, waivers, forbearances, joinders or other modifications to the ABL Documents or the entering into after the Sixth Amendment Effective Date of any ABL Documents and provide copies of any documentation related to the foregoing, and (B) deliver to each Secured Party true, correct and complete copies of any material notices, documents, instruments, agreements or other material written information provided or received pursuant to, or in connection with, the ABL Facility (including those delivered to the Borrower, any of its Subsidiaries that are guarantors of the Obligations or any of their respective Affiliates by any lender (or any agent of any lender) under the ABL Facility).

(ix) Perfection Certificate Updates. The Borrower shall, and shall cause its Subsidiaries to, provide to the legal counsel of the Secured Parties, bi-annually in January and July of each calendar year, a new or updated Perfection Certificate, true, correct and complete in all material respects as of the date of delivery, accompanied by a certificate executed by an officer of each Loan Party Obligor (it being understood and agreed that no such update shall serve to cure or waive any existing Event of Default, including any Event of Default resulting from any failure to provide any such disclosure to a Secured Party on an earlier date or any breach of any earlier made representation and/or warranty).

(x) Litigation Cooperation. Should any third-party suit, regulatory action, or any other judicial, administrative, or similar proceeding be instituted by or against the Collateral Agent or any Lender with respect to any Collateral or in any manner relating to any Loan Party, this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, the Borrower shall, and shall cause each of its Subsidiaries to, without expense to any Secured Party, make available each Loan Party, such Loan Party’s officers, employees and agents, and any Loan Party’s books and records, without charge, to the extent that any Secured Party may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

(xi) [Reserved.]

(xii) Blue Sky Filings. The Borrower shall take such action, if any, as is reasonably necessary in order to obtain an exemption for, or to qualify the Securities for, issuance and sale to the Lenders under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Lender.

(xiii) Disclosure; No MNPI. At or prior to 5:30 a.m. (New York City time) on the first Business Day following the entering into of any material Loan Document or ABL Document, Aytu shall file a Form 8-K with the SEC describing the terms of thereof and any other material transactions occurring in connection therewith. Each Loan Party shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees. Attorneys, representatives and agents to not, provide any Secured Party or any of its Affiliates with any material nonpublic information regarding Aytu or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express prior written consent of such Secured Party. Each Loan Party hereby acknowledges and agrees that, notwithstanding the provisions of Section 6.14, no Secured Party (nor any of such Secured Party’s Affiliates, agents or representatives) shall have any duty of trust or confidence with respect to, or any obligation not to trade in any securities while aware of, any material nonpublic information regarding the Aytu (A) provided by, or on behalf of, Aytu, any of its Subsidiaries, any of their respective Affiliates or any of their respective officers, directors (or equivalent Persons), employees, attorneys, accountants, consultants, representatives or agents, in violation of any of the representations, covenants, provisions or agreements set forth in this Section 5.1(xiii) or (B) otherwise possessed (or continued to be possessed) by any Secured Party (or any Affiliate, agent or representative thereof) as a result of any breach or violation of any representation, covenant, provision or agreement set forth in this Section 5.1(xiii). Subject to the foregoing, no Loan Party shall (and no Loan Party shall permit any of its Subsidiaries to) issue any press releases or any other public statements with respect to the transactions contemplated by any Loan Document or any ABL Document or disclosing the name of any Secured Party or any of its Affiliates; provided, however, that the Borrower shall be entitled, without the prior approval of any Secured Party, to make any press release or other public disclosure with respect to such transactions (A) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (B) as is required by Applicable Law and regulations (provided that each Secured Party shall be consulted by Aytu in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof). Notwithstanding anything to the contrary herein, in the event that any Loan Party believes that a notice or communication to any Secured Party or any of its Affiliates contains material, nonpublic information relating to any Loan Party, any of its Subsidiaries or Affiliates or any of their respective property or Stock, Aytu shall so indicate to the Secured Parties contemporaneously with delivery of such notice or communication, and such indication shall provide the Secured Parties the means to refuse to receive such notice or communication; and in the absence of any such indication, the Secured Parties, the other holders of the Securities and their respective Affiliates and representatives shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to any Loan Party, any of its Subsidiaries or Affiliates or any of their respective property or Stock. Upon receipt or delivery by any Loan Party or any of its Subsidiaries of any notice in accordance with the terms of the Loan Documents, unless Aytu has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to any Loan Party or any of its Subsidiaries or its Affiliates or their respective property or Stock, the Loan Parties shall within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information. In the event of a breach of any of the foregoing covenants by any Loan Party, any of the Subsidiaries or its Affiliates, or any of its or their respective officers, directors (or equivalent Persons), employees, attorneys, accountants, consultants, representatives or agents, in addition to any other remedies provided in the Loan Documents or otherwise available at law or in equity, the Secured Parties shall have the right to make a public disclosure in the form of a press release, public advertisement or otherwise, of the applicable material nonpublic information regarding the Loan Parties, their Subsidiaries, their Affiliates and/or their respective property or Stock without the prior approval by any Loan Party, its Subsidiaries or Affiliates, or any of its or their respective officers, directors (or equivalent Persons), employees, stockholders, attorneys, accountants, consultants, representatives or agents, and no Secured Party (nor any of its Affiliates, agents or representatives) shall have any liability to any Loan Party, any of its Subsidiaries or Affiliates or any of its or their respective officers, directors (or equivalent persons), employees, stockholders, attorneys, accountants, consultants, representatives or agents for any such disclosure. Notwithstanding the foregoing, to the extent the Borrower reasonably and in good faith determines that it is necessary to disclose material non-public information to a Secured Party for purposes relating to any of the Loan Documents (a “Necessary Disclosure”), the Borrower shall inform counsel to such Secured Party (which shall be Katten Muchin Rosenman LLP (Attn: Mark D. Wood) or such other counsel as shall have been designated in writing by such Secured Party) of such determination without disclosing the applicable material non-public information, and the Borrower and such counsel on behalf of the applicable Secured Party shall endeavor to agree upon a process for making such Necessary Disclosure to the applicable Secured Party or its representatives that is mutually acceptable to such Secured Party and the Borrower (an “Agreed Disclosure Process”). Thereafter, Aytu shall be permitted to make such Necessary Disclosure (only) in accordance with the Agreed Disclosure Process.

(xiv) [Reserved.]

(xv) Further Assurances. Aytu shall, and shall cause each of its Subsidiaries to, at the Aytu’s and its Subsidiaries’ own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause each other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as any Secured Party may from time to time reasonably request in order to (a) carry out the intent and purposes of the Loan Documents and the transactions contemplated hereby and thereby, (b) establish, create, preserve, protect and perfect a first priority security interest and Lien (subject only to Liens of the type set forth in clause (i) of the definition of “Permitted Liens”) in favor of the Collateral Agent (for the benefit of the Secured Parties) in all the Term Loan Priority Collateral (wherever located) from time to time owned by the Loan Party Obligors and a second priority (or, after the Payment in Full (as defined in the Intercreditor Agreement) of the ABL Priority Debt (as defined in the Intercreditor Agreement), first priority) security interest and Lien (subject only to Liens of the type set forth in clause (i) of the definition of “Permitted Liens”) in favor of the Collateral Agent (for the benefit of the Secured Parties) in all the ABL Priority Collateral (wherever located) from time to time owned by the Loan Party Obligors (including appraisals of real property in compliance with FIRREA), (c) cause the Borrower and each Subsidiary of the Borrower to guaranty (including Guaranty) all of the Obligations, all pursuant to documentation that is in form and substance reasonably satisfactory to the Required Lenders and (d) facilitate the collection of the Collateral. Without limiting the foregoing, each Loan Party Obligor shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause each other applicable Person to take, execute, acknowledge and deliver) to Collateral Agent all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to the Required Lenders, as any Secured Party may reasonably request from time to time to perfect, protect and maintain the Collateral Agent’s (for the benefit of the Secured Parties) security interests and Liens in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents.

(xvi) Insurance.

(A) Aytu will, and will cause each of its Subsidiaries to, at all times carry property, liability and other insurance, with insurers reasonably acceptable to the Secured Parties, in such form and amounts, and with such deductibles and other provisions, as the Secured Parties shall reasonably require, but in any event, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which such Loan Party operates, and Aytu will (and Aytu will cause each of its Subsidiaries to) provide the Secured Parties with evidence reasonably satisfactory to the Secured Parties that such insurance is, at all times, in full force and effect. Each property insurance policy shall name the Collateral Agent (for the benefit of the Secured Parties) as lender loss payee and mortgagee, if applicable, and shall contain a lender’s loss payable endorsement, and a mortgage endorsement, if applicable, and each liability insurance policy shall name the Collateral Agent (for the benefit of the Secured Parties) as an additional insured, and each business interruption insurance policy shall be collaterally assigned to the Collateral Agent (for the benefit of the Secured Parties), all in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders. All policies of insurance shall provide that they may not be cancelled or changed without at least thirty (30) days’ (or, with respect to nonpayment of premiums, ten (10) days’) prior written notice to the Secured Parties, and shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders. Aytu shall advise the Secured Parties promptly of any policy cancellation, non-renewal, reduction, or material amendment with respect to any insurance policies maintained by any Loan Party or any receipt by any Loan Party of any notice from any insurance carrier regarding any intended or threatened cancellation, non-renewal, reduction or material amendment of any of such policies, and the Borrower shall promptly deliver to the Secured Parties copies of all notices and related documentation received by any Loan Party in connection with the same.

(B) Aytu shall deliver to the Secured Parties no later than fifteen (15) days prior to the expiration of any then current insurance policies, insurance certificates evidencing renewal of all such insurance policies required by this Section 5.1(xvi). Aytu shall deliver to a Secured Party, upon such Secured Party’s request, certificates and endorsements evidencing such insurance coverage in such form as such Secured Party shall specify.

(C) IF ANY LOAN PARTY AT ANY TIME OR TIMES HEREAFTER SHALL FAIL TO OBTAIN OR MAINTAIN ANY OF THE POLICIES OF INSURANCE REQUIRED ABOVE (AND PROVIDE EVIDENCE THEREOF TO THE SECURED PARTIES) OR TO PAY ANY PREMIUM RELATING THERETO, THEN ANY SECURED PARTY, WITHOUT WAIVING OR RELEASING ANY OBLIGATION OR DEFAULT BY ANY LOAN PARTY HEREUNDER, MAY (BUT SHALL BE UNDER NO OBLIGATION TO) OBTAIN AND MAINTAIN SUCH POLICIES OF INSURANCE AND PAY SUCH PREMIUMS AND TAKE SUCH OTHER ACTIONS WITH RESPECT THERETO AS SUCH SECURED PARTY DEEMS ADVISABLE UPON NOTICE TO AYTU. SUCH INSURANCE, IF OBTAINED BY A SECURED PARTY, MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY’S INTERESTS OR PAY ANY CLAIM MADE BY OR AGAINST ANY LOAN PARTY WITH RESPECT TO THE COLLATERAL. SUCH INSURANCE MAY BE MORE EXPENSIVE THAN THE COST OF INSURANCE ANY LOAN PARTY MAY BE ABLE TO OBTAIN ON ITS OWN AND MAY BE CANCELLED ONLY UPON THE APPLICABLE LOAN PARTY PROVIDING EVIDENCE THAT IT HAS OBTAINED THE INSURANCE AS REQUIRED ABOVE. ALL SUMS DISBURSED BY ANY SECURED PARTY IN CONNECTION WITH ANY SUCH ACTIONS, INCLUDING COURT COSTS, EXPENSES, OTHER CHARGES RELATING THERETO AND REASONABLE INTERNAL AND EXTERNAL ATTORNEY COSTS, SHALL CONSTITUTE OBLIGATIONS UNDER THE LOAN DOCUMENTS, SHALL BE PAYABLE ON DEMAND BY ANY SECURED PARTY TO ANY LOAN PARTY AND, UNTIL PAID, SHALL BEAR INTEREST AT THE HIGHEST RATE THEN APPLICABLE TO LOANS AND OTHER OBLIGATIONS UNDER THE LOAN DOCUMENTS.

(xvii) Invoices. At any Secured Party’s request during an Event of Default, the Borrower will (and will cause each of its Subsidiaries to) cause all invoices and statements that it sends to Account Debtors or other third parties to be marked and authenticated, in a manner reasonably satisfactory to the Secured Parties, to reflect the Collateral Agent’s (for the benefit of the Secured Parties) security interest and Lien therein and payment instructions (including, but not limited to, in a manner to meet the requirements of Section 9-404(a)(2) of the UCC).

(xviii) Name Changes. Aytu shall, and shall cause each of its Subsidiaries, give the Secured Parties at least thirty (30) days’ prior written notice before Aytu or any other Loan Party Obligor changes its legal name or does business under any other name; provided, however, that Aytu may change its name on one occasion following the closing of the transactions to occur on the Sixth Amendment Effective Date to Aytu Biopharma, Inc. (or similar variation) without delivery of such prior written notice so long as it provides notice and evidence of the same via email to the Secured Parties on the date of such change.

(xix) Intellectual Property. Aytu shall, and shall cause each of its Subsidiaries to, (A) promptly (but in any event within thirty (30) days thereafter) notify the Secured Parties in writing of any additional Intellectual Property rights acquired or arising after the Sixth Effective Amendment Date and shall submit to the Secured Parties a supplement to the applicable Perfection Certificate to reflect such additional rights; provided, that Aytu’s or such Subsidiary’s failure to do so shall not impair the Collateral Agent’s (for the benefit of the Secured Parties) security interest or Lien therein, and (B) execute a separate security agreement granting the Collateral Agent (for the benefit of the Secured Parties) a security interest and Lien in such Intellectual Property (whether owned on the Sixth Amendment Effective Date or thereafter), in form and substance reasonably acceptable to the Secured Parties and suitable for registering such security interest in such Intellectual Property with the United States Patent and Trademark Office and/or United States Copyright Office, as applicable; provided, that Aytu or such Subsidiary’s failure to do so shall not impair the Collateral Agent’s (for the benefit of the Secured Parties) security interest or Lien therein.

(xx) Deposit Accounts and Other Accounts. Aytu shall, and shall cause each other Loan Party Obligor, to (A) have at all times (or, with respect to any such Deposit Accounts, Securities Accounts and Commodity Account of Aytu and its Subsidiaries (other than the Borrower and its Subsidiaries), at any time from and after the sixtieth (60th) day (or such later date as Collateral Agent may agree in its sole discretion) after the Sixth Amendment Effective Date, all Deposit Accounts, Securities Accounts, Commodity Accounts and all other depositary, securities, commodity and other accounts (other than Restricted Accounts and, in the case of Aytu, that certain deposit account owned by Aytu and maintained by American Express Bank as reflected in the Perfection Certificate delivered on the Sixth Amendment Effective Date, but only so long as such deposit account serves as collateral for the reimbursement obligations of Aytu to American Express Bank) of the Loan Party Obligors be subject to a Control Agreement in favor of the Collateral Agent (for the benefit of the Secured Parties), and (B) cause the Collateral Agent (for the benefit of the Secured Parties) have at all times (or, with respect to any such Deposit Accounts, Securities Accounts and Commodity Account of Aytu and its Subsidiaries (other than the Borrower and its Subsidiaries), at any time from and after the sixtieth (60th) day (or such later date as Collateral Agent may agree in its sole discretion) after the Sixth Amendment Effective Date) (I) “control” (as defined in 8-106 and 9-104 of the UCC) of all such accounts, (II) a first-priority security interest and Lien on all of the Term Priority Deposit Accounts and (III) a second-priority (or, after the Payment in Full (as defined in the Intercreditor Agreement) of the ABL Priority Debt (as defined in the Intercreditor Agreement), first priority) security interest and Lien on all of the ABL Priority Deposit Accounts.

Section 5.2 Negative Covenants. Unless the Required Lenders shall otherwise agree:

(i) Fundamental Changes. (a) Aytu shall not, and shall not permit any of its Subsidiaries to, (i) liquidate, provided that a Subsidiary may merge into the Borrower (so long as the Borrower is the surviving entity) or any other Subsidiary (so long as if any party to such merger is a Loan Party, the surviving entity is (or becomes) a Loan Party concurrently with such merger), or dissolve (unless such Subsidiary ceases to own any operating assets or conduct business and such dissolution could not reasonably be expected to have a Material Adverse Effect or otherwise result in a Default or Event of Default hereunder), wind-up its business operations or cease substantially all or any material portion of its normal business operations, or (ii) divide (or otherwise split or Divide) itself or themselves into two or more limited liability companies or other entities or Persons. The Borrower shall not establish any Subsidiary (including any Subsidiaries, limited liability companies, other entities or other Persons for which any Loan Party divides (including Divides) or splits itself into) or acquire any interest in any Person, and, (b) except pursuant to the Aytu merger, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or reorganization, unless the Borrower or a Subsidiary is the surviving corporation.

(ii) JV and Royalty Arrangements; Management Arrangements; Distributions and Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries, to, (a) except for Excluded Transactions, enter into any partnership, joint venture, syndicate, pool, profit-sharing or royalty agreement or other combination, or engage in any transaction with any stockholder of the Borrower, any Affiliate of the Borrower or any equity holder of such Affiliate, whereby its income or profits are, or might be, shared with another Person other than a wholly owned Subsidiary (other than royalty agreements with owners of IP resulting from the challenge of any Paragraph IV Certification made in connection with a new drug application), (b) enter into any management contract or similar arrangement whereby a substantial part of its business is managed by another Person, or (c) distribute, or permit the distribution of, any of its assets, including its intangibles, to any stockholder of the Borrower, any Affiliate of the Borrower or any equity holder of such Affiliate or pay or declare any Restricted Payments other than (w) as may be required under an Employee Benefit Plan (as defined in Section 3.1(s)), (x) any Tax distributions by any Subsidiary to permit Borrower to pay any Tax liabilities with respect to the income of such Subsidiary, (y) subject to compliance with the other provisions of this Agreement and the other Loan Documents, the Borrower and each Loan Party may declare and pay non-cash dividends with respect to its common stock payable solely in additional shares of its common stock, and (z) Subsidiaries of the Borrower may declare and pay dividends ratably with respect to their Stock to any other Loan Party as the holder of such Stock.

(iii) Liens; Disposition of Loan Documents Rights and Obligations. Aytu shall not, and shall not permit any of its Subsidiaries to, (a) create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever or authorize under the UCC of any jurisdiction a Financing Statement naming any such Person as debtor, or execute any security agreement authorizing any secured party thereunder to file such Financing Statement, other than in favor of the Collateral Agent to secure the Obligations, on any of its assets whether now or hereafter owned, except Permitted Liens, or (b) assign, sell, transfer or otherwise dispose of, any Loan Document, or its rights and obligations hereunder or thereunder.

(iv) Indebtedness. Aytu shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guarantee or be liable with respect to any Indebtedness, other than Permitted Indebtedness.

(v) Acquisitions. The Borrower shall not, and shall not permit any of its Subsidiaries to, acquire any assets (other than assets acquired in the Ordinary Course of Business), directly or indirectly, in one or more related transactions, for a consideration, in cash or other property (valued at its fair market value) greater than $500,000.

(vi) Asset Sales and Other Dispositions. Aytu shall not, and shall not permit any of its Subsidiaries to, sell, return, dispose or otherwise transfer any Collateral or any of their respective other assets (including pursuant to any division or Division) other than:

(A) sales, transfers and dispositions of (1) Inventory in the Ordinary Course of Business and (2) used, obsolete, worn out or surplus Equipment or property no longer material to the operation of a Loan Party’s business and in the Ordinary Course of Business;

(B) sales, transfers and dispositions (1) constituting an investment permitted by Section 5.2(ix) and (2) dispositions of cash, cash equivalents and Stock by Aytu and its Subsidiaries (other than the Borrower and its Subsidiaries) in connection with the consummation of any acquisition or investment;

(C) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of (1) the Borrower or any of its Subsidiaries or (2) a customer or other Person being held by the Borrower or any of its Subsidiaries;

(D) other sales, returns, dispositions or other transfers (i) from one Loan Party to another Loan Party to the extent following any such transfer or disposition Collateral Agent’s Lien in any such asset remains in place subject to the terms and conditions of the Security Agreement or (ii) having an aggregate fair market value not to exceed $250,000 per Fiscal Year;

(E) the divestiture of the Mioxsys product line and related Intellectual Property; and

(F) the disposition of the rights to the Natesto License.

(vii) ABL Debt Actions. The Borrower shall not and shall not permit any of its Subsidiaries to, (A) make any payment, or take any action, with respect to the Indebtedness under the ABL Facility that is in violation or breach of the Intercreditor Agreement; (B) make any amendment, restatement, supplement, modification, waiver, consent or extension of any ABL Documents in violation or breach of the Intercreditor Agreement; or (C) join any Subsidiary or any Affiliate of the Borrower or any of its Subsidiaries as a borrower, guarantor or obligor, or have such Person pledge or grant a Lien on any of its property or assets, under the ABL Documents, unless, in each case, the same Person becomes a guarantor of the Obligations in the same capacity (and/or pledges and grants Liens on the same property or assets (and with no Person having priority in between the Liens granted under the ABL Documents and the Liens granted under the Loan Documents in connection with this Section 5.2(vii)) under the Loan Documents and such Person executes and delivers such agreements, instruments and documents reasonably requested by the Secured Parties to effectuate any of the foregoing.

(viii) Anti-Layering. Notwithstanding anything to the contrary in this Agreement or in any other Loan Documents, the Borrower shall not, and shall not permit any of its Subsidiaries, to create, incur or suffer to exist any Indebtedness which is subordinated or junior (either in respect of Lien priority or in right of payment or any combination thereof) to the Indebtedness under the ABL Facility unless such Indebtedness is expressly subordinated or junior to the Obligations (both in terms of Lien priority and in right of payment) on terms and conditions reasonably acceptable to the Secured Parties.

(ix) Investments and Loans. The Borrower shall not, and shall not permit any of its Subsidiaries to, purchase, hold or acquire any capital stock, evidences of Indebtedness or other Stock (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, Guaranty any obligations of, or make or permit to exist any investment in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger, division (including a Division) or otherwise), except for Permitted Investments.

(x) Nature of Business. Aytu shall not, and shall not permit any of its Subsidiaries to, engage, directly or indirectly, in a business other than the business which is being conducted on the Sixth Amendment Effective Date and businesses reasonably related or incidental thereto, wind up its business operations or cease substantially all, or any material portion, of its normal business operations, or suffer any material disruption, interruption or discontinuance of a material portion of its normal business operations.

(xi) Payments on Certain Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, pay, or make any distributions for the payment of, any principal or other amount on any ABL Debt in violation of the Intercreditor Agreement. Aytu shall not, and shall not permit any Subsidiary to, pay, or make any distributions for the payment of, any principal or other amount on any Indebtedness that is contractually subordinated to any of the Obligations, in violation of the applicable subordination or intercreditor agreement related thereto.

(xii) Transactions with Affiliates. Aytu shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with an Affiliate of such Loan Party, other than (A) transactions contemplated by the Aytu Merger Agreement and (B) any transaction entered into in the Ordinary Course of Business, consistent with past practices and on terms and conditions at least as favorable to such Loan Party as would reasonably be obtained by such Loan Party at that time in a comparable arm’s-length transaction with a Person other than an Affiliate and which transaction has been disclosed in writing to the Secured Parties prior to the entry thereof.

(xiii) Modifications to Governing Documents. Aytu shall not, and shall not permit any of its Subsidiaries to, agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of any Loan Party Obligor’s Organizational Documents, except for (A) amendments pursuant to the Merger Agreement in connection with the consummation of the Aytu Merger and (B) such amendments or other modifications required by Applicable Law or that are not materially adverse to any Secured Party, and then, with respect to any such amendments or modifications relating to the Organizational Documents of any Borrower Loan Party, only to the extent such amendments or other modifications are fully disclosed in writing to the Secured Parties no less than five (5) Business Days prior to being effectuated; provided, that any change to any jurisdiction of organization, or entering into any transaction which has the effect of changing any jurisdiction of organization, shall be made in compliance with Section 3.1(cc).

(xiv) Burdensome Restrictions. Aytu shall not, and shall not permit any of its Subsidiaries to:

(A) enter into any covenant or other agreement that restricts or is intended to restrict it from pledging or granting a security interest in, mortgaging, assigning, encumbering or otherwise creating a Lien on any of its property, whether, real or personal, tangible or intangible, existing or hereafter acquired, in favor of the Collateral Agent to secure the Obligations, other than (a) in connection with any document or instrument governing Liens permitted pursuant to clause (i) of the definition of “Permitted Liens;” provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, and (b) the ABL Documents subject to the Intercreditor Agreement; or

(B) create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than any Loan Document or the ABL Documents subject to the Intercreditor Agreement) of any kind on the ability of any such Person to pay or make any dividends or distributions to any Loan Party, to pay any of the Obligations, to make loans or advances or to transfer any of its property or assets to any Loan Party.

(xv) Deposit Accounts; Cash and Other Asset Deposits.

(A) Aytu shall not, and shall not permit any of its Subsidiaries to, open any new Deposit Account or any other depositary or other account without both (1) the prior written consent of the Required Lenders and (2) updating the applicable Perfection Certificate to reflect such Deposit Account or other depositary or other account.

(B) Aytu shall not, and shall not permit any of its Subsidiaries to, deposit (or otherwise hold, maintain or keep) in any ABL Priority Deposit Account (as defined in the Intercreditor Agreement) or any other Deposit Account (other than a Term Priority Deposit Account) (1) any Term Loan Priority Collateral, (2) any amounts held, maintained or kept in any Term Priority Deposit Account, (3) any proceeds of any Term Loan Priority Collateral, (4) any proceeds of the sale or other disposition of any Stock in the Borrower or any of its Affiliates (including, without limitation and for the avoidance of doubt cash and other amounts which are held in any Term Priority Deposit Account as of the Sixth Amendment Effective Date or at any time after the Sixth Amendment Effective Date), (5) any proceeds from third party sources that are outside the ordinary course of business of the Borrower, any other Loan Party Obligor and/or their Subsidiaries, or (6) any proceeds or amounts of loans, credit extensions or other advances under the Loan Documents.

(xvi) Disputes. The Borrower will not, and will not permit any of its Subsidiaries to, without the Required Lenders’ prior written consent, compromise or settle any of its Accounts or Chattel Paper for less than the full amount thereof, grant any extension of time for payment of any of its Accounts or Chattel Paper, release (in whole or in part) any Account Debtor or other Person liable for the payment of any of its Accounts or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of its Accounts or Chattel Paper; except (unless otherwise directed by the Collateral Agent or the Required Lenders during the existence of a Default or an Event of Default) such Loan Party Obligor may take any of such actions in the Ordinary Course of Business consistent with past practices, provided that the Borrower promptly reports the same to the Secured Parties.

(xvii) Inventory.

(A) Returns. The Borrower will not, and will not permit any of its Subsidiaries to, accept returns of any Inventory from any Account Debtor except in the Ordinary Course of Business. The Borrower will not, and will not permit any of its Subsidiaries to, commingle any returned Inventory with any other Inventory of the Loan Parties, and instead the Borrower will, and will cause its Subsidiaries to, keep any returned Inventory segregated and separate from the other Inventory of the Loan Parties.

(B) Third Party Locations. The Borrower will not, and will not permit any of its Subsidiaries to, without the Required Lenders prior written consent, at any time, store any Inventory valued in excess of $250,000 with any warehouseman or other third party other than as set forth in the applicable Perfection Certificate.

(C) Sale on Return, etc. The Borrower will not, and will not permit any of its Subsidiaries to, without the Required Lenders’ prior written consent, at any time, sell or otherwise dispose of any Inventory on a sale-or-return, guarantied sale, consignment, or other contingent basis.

Section 5.3 Financial Covenants.

(a) Fixed Charge Coverage Ratio. The Borrower shall not, and shall not allow any of its Subsidiaries to, permit Excess Availability at any time to be less than $2,500,000, unless as of the last day of the most recently completed month, the Fixed Charge Coverage Ratio for the twelve consecutive calendar month period then ended is greater than 1:10 to 1:00.

(b) Capital Expenditure Limitation. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditures if, after giving effect to such Capital Expenditures, the aggregate cost of all Capital Expenditures of the Loan Parties would exceed $5,400,000 during any Fiscal Year.

Section 5.4 General Acceleration Provision upon Events of Default. If one or more of the events specified in this Section 5.4 shall have happened or occurred and be continuing beyond the applicable cure period (each, an “Event of Default”), the Required Lenders, by (subject to Section 5.5, which, for the avoidance of doubt, shall not require any such notice and shall occur automatically) written notice to the Borrower, may declare the outstanding principal of, and accrued and unpaid interest on, all of the Loans and Notes or any part of any of them (together with any other amounts accrued or payable under the Loan Documents) and other Obligations (including any Prepayment Amount and the Exit Payment) to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Borrower and each other Loan Party, and take any further action available at law or in equity, including, without limitation, the sale of the Loan and Notes and such other Obligations and all other rights and remedies acquired in connection with the Loan and Notes and such other Obligations:

(a) Payment Defaults. The Borrower, any other Loan Party Obligor or any Other Obligor shall have failed to make payment of (i) principal or interest under the Notes or other Loan Documents or (ii) any other Obligations under the Loan Documents when due and payable.

(b) Certain Covenant Defaults. (i) Any Loan Party or any Other Obligor defaults in the due observance or performance of any covenant, condition or agreement contained in Sections 2.1, 3.1(w), 3.1(aa), 3.1(bb), 3.1(cc), 3.1(hh), 3.1(ii), 5.1, 5.2, 5.3 or 6.13 of this Agreement or any provision under any Note or the Security Agreement; or (ii) any Loan Party or any Other Obligor defaults in the due observance or performance of any covenant, condition or agreement contained in any provision of this Agreement or any other Loan Document and not addressed in Section 5.4(a), (b)(i), or (c) and, solely with respect to this clause (ii), the continuance of such default unremedied for a period of ten Business Days; provided that such ten Business Day grace period shall not be available for any default that is not reasonably capable of being cured within such period or for any intentional default.

(c) Representation, Warranty, Statement, Report and Certification Defaults. Any representation, warranty, statement, report or certificate made or delivered to any Secured Party by or on behalf of any Loan Party or any Other Obligor under the Loan Documents or otherwise shall have been incorrect, false or misleading in any material respect (except to the extent that such representation, warranty, statement, report or certificate is qualified by reference to materiality or Material Adverse Effect, materiality, dollar thresholds or similar qualifications, in which case such representation, warranty, statement, report or certificate shall be accurate in all respects).

(d) Bankruptcy, Insolvency, Appointment of Receiver, Etc. Defaults. (i) The Borrower, any other Loan Party or any Other Obligor shall generally be unable to pay its debts as such debts become due in the Ordinary Course of Business, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) the Borrower, any other Loan Party or any Other Obligor shall declare a moratorium on the payment of its debts; (iii) the commencement by the Borrower, any other Loan Party or any Other Obligor of proceedings to be adjudicated bankrupt or insolvent, or the consent by the Borrower, any other Loan Party or any Other Obligor to the commencement of bankruptcy or insolvency proceedings against it or such other Person, or the filing by the Borrower, any other Loan Party or any Other Obligor of a petition or answer or consent seeking reorganization, intervention or other similar relief under any Applicable Law, or the consent by the Borrower, any other Loan Party or any Other Obligor to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its or their assets; (iv) the commencement against the Borrower, any other Loan Party or any Other Obligor of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of forty-five (45) days; (v) the making by the Borrower, any other Loan Party or any Other Obligor of an assignment for the benefit of creditors.

(e) Money Judgment Defaults. One or more judgments aggregating in excess of $250,000 is obtained against any Loan Party or any Other Obligor which remains unstayed for more than thirty (30) days or is enforced.

(f) Governmental Authority Authorization Defaults. Any material authorization of a Governmental Authority necessary for the execution, delivery or performance of any Loan Document or for the validity or enforceability of any of the Obligations under any Loan Document is not given or is withdrawn or ceases to remain in full force or effect.

(g) Invalidity or Unenforceability of Guaranties and Loan Documents Defaults. (i) Any Loan Party or Other Obligor shall attempt to revoke, terminate, or otherwise limit or deny liability under any guaranty of any of the Obligations, or any security document securing any of the Obligations, (ii) the validity of any Loan Document shall be contested by the Borrower, any other Loan Party or any of their Affiliates, or (iii) any Applicable Law shall render any Loan Document invalid or unenforceable or shall cause the Obligations to cease to be in full force and effect.

(h) Cross-Default to Indebtedness other than ABL Debt. Any default occurs with respect to any Indebtedness (other than the Obligations or the ABL Debt) of any Loan Party or any Other Obligor if (i) such default shall consist of the failure to pay such Indebtedness in excess of $250,000 when due, whether by acceleration or otherwise or (ii) the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof (without regard to the existence of any subordination or intercreditor agreements).

(i) Commercial Products Injunctions and Orders Defaults. If any Governmental Authority issues any injunction or other order that prohibits Aytu or any of its Subsidiaries from marketing, selling or manufacturing any of Aytu’s or its Subsidiaries’ Products currently approved by the FDA or any future products of Borrower or its Subsidiaries once approved by the FDA (collectively, the “Commercial Products”) if sales of such Products covered by such injunction or order accounted for more than 50% of net sales revenue of Aytu and its Subsidiaries for the most recently ended four fiscal quarter periods, and such injunction or other prohibition shall continue to be in force or otherwise effective for more than 60 consecutive calendar days; provided, however, that with respect to manufacturing, if there is one or more alternative manufacturers of the Commercial Product manufacturing on Aytu’s or its Subsidiaries’ behalf that is not enjoined or otherwise prohibited from manufacturing the Commercial Product and are able to deliver product on Aytu’s or its Subsidiaries’ behalf in a manner that is consistent with prior levels without a commercial distribution delay, it shall not be an Event of Default under this clause (i) if Aytu or any of its Subsidiaries are enjoined or otherwise prohibited from manufacturing the Commercial Product.

(j) ABL Debt Cross-Defaults (i) A Default or Event of Default (as each such term is defined in the Term Loan Documents on the Sixth Amendment Effective Date and any date thereafter) or any similar term or event shall occur with respect to the ABL Debt; or (ii) the occurrence of any condition or event that results in the ABL Debt becoming due prior to its scheduled maturity as of the Sixth Amendment Effective Date or permits any holder or holders of the ABL Debt or any trustee or agent on its or their behalf to cause the ABL Debt to become due, or require the prepayment, repurchase, redemption of defeasance thereof, prior to its scheduled maturity as of the Sixth Amendment Effective Date.

(k) Intercreditor Agreement Defaults. Any Loan Party or Other Obligor makes any payment on account of the ABL Debt other than payments which are not prohibited by the applicable provisions of the Intercreditor Agreement, this Agreement and the other Loan Documents pertaining thereto, or if any holder (or agent or representative of such holder) of any ABL Debt attempts to limit or terminate any applicable provisions set forth in the Intercreditor Agreement.

(l) Dissolution, Termination, Insolvency, Suspension, Cessation, Etc. of Business Defaults. The dissolution, termination of existence, insolvency or business failure or suspension or cessation of business as usual of any Loan Party or any Other Obligor (or of any general partner of any Loan Party or any Other Obligor if it is a partnership).

(m) Criminal Indictment Defaults. There is any indictment of any Loan Party, any Loan Party’s officers, any Other Obligor or any Other Obligor’s officers under any criminal statute or commencement of criminal proceedings against any such Person.

(n) Perfected and Priority Liens Defaults. Any Lien purported to be created by any Loan Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on any material portion of the Term Loan Priority Collateral, or second priority (or, after the Payment in Full (as defined in the Intercreditor Agreement) of the ABL Priority Debt (as defined in the Intercreditor Agreement), first priority) Lien (subject only to any priority accorded by law to Permitted Liens) on any material portion of the ABL Priority Collateral, or any Loan Party or any Other Obligor shall assert in writing that any Lien purported to be created by any Loan Document is not a valid perfected first-priority Lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties comprising Term Loan Priority Collateral purported to be covered thereby or second-priority (or, after the Payment in Full (as defined in the Intercreditor Agreement) of the ABL Priority Debt (as defined in the Intercreditor Agreement), first-priority) Lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties comprising ABL Priority Collateral purported to be covered thereby, as applicable.

(o) Ineffectiveness of Loan Documents Defaults. Any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto).

(p) Employment of Persons for Proposed Liquidation of Assets or Store Locations Defaults. Any Loan Party shall determine to employ an agent or other third party or otherwise engage any Person or solicit proposals for the engagement of any Person in connection with the proposed liquidation of all or a material portion of its assets or store locations.

(q) Uninsured Collateral Losses or Sale, Lease or Furnishing of Collateral Defaults. The (i) uninsured loss, theft, damage or destruction of any of the Collateral (other than returned products destroyed by the any Loan Party in the Ordinary Course of Business), (ii) the insured loss, theft, damage or destruction of any of the Collateral in an amount in excess of $250,000 in the aggregate for all such events during any Fiscal Year, or (iii) except as permitted hereby, the sale, lease or furnishing under a contract of service of, any of the Collateral.

(r) ERISA Defaults. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000, (ii) the existence of any Lien under Section 430(k) or Section 6321 of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party, or (iii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $250,000.

(s) Material Product Recall Defaults. Any product recall or similar event to remove any drugs or other products sold by any Loan Party from the market occurs, in each case to the extent such product recall results in a Material Adverse Effect.

(t) Change of Control Defaults. The occurrence of any Change of Control.

Section 5.5 Automatic Acceleration on Dissolution or Bankruptcy. Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 5.4(d) shall occur, the principal of the Loans and Notes (together with interest and any other amounts owed, accrued or payable under this Agreement and the other Loan Documents and the other Obligations, including any Prepayment Amount and the Exit Payment) shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower and each other Loan Party.

Section 5.6 Recovery of Amounts Due. If any amount payable hereunder is not paid as and when due, the Borrower and each other Loan Party hereby authorizes the Secured Parties to proceed, to the fullest extent permitted by Applicable Law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of the Borrower and the other Loan Parties to the full extent of all amounts payable to the Secured Parties.

Section 5.7 Power of Attorney. Without limiting any of the Secured Parties’ other rights and remedies under this Agreement or any other Loan Document or at law or in equity or otherwise, each Loan Party Obligor hereby grants to the Collateral Agent and the other Secured Parties an irrevocable power of attorney, coupled with an interest, authorizing and permitting the Collateral Agent and the other Secured Parties (acting through any of its officers, employees, attorneys or agents), at the Collateral Agent’s or such other Secured Party’s option but without obligation, with or without notice to such Loan Party Obligor, and at each Loan Party Obligor’s expense, to do any or all of the following, in such Loan Party Obligor’s name or otherwise:

(a) at any time, when an Event of Default has occurred or is continuing, (i) execute and deliver on behalf of such Loan Party Obligor any agreements, instruments and documents that the Collateral Agent or any other Secured Party may, in its sole discretion, deem advisable in order to perfect, protect and maintain the Collateral Agent’s security interests and Liens, and priority thereof, in the Collateral and to fully consummate all the transactions contemplated by this Agreement and the other Loan Documents (including any Financing Statements and Continuation Statements, and amendments or other modifications thereto, as the Collateral Agent or any other Secured Party shall deem necessary or appropriate) and to notify Account Debtors of the Loan Party Obligors that the Collateral Agent (for the benefit of the Secured Parties) has a security interest and Lien in the Accounts of the Loan Party Obligors and, subject to the terms of the Intercreditor Agreement, direct such Account Debtors to make payment thereof directly to the Collateral Agent or such other Secured Party, (ii) endorse such Loan Party Obligor’s name on all checks and other forms of remittances received by any Secured Party, (iii) pay any sums required on account of such Loan Party Obligor’s taxes or to secure the release of any Liens therefor, (iv) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 5.1(xvi), (v) receive and otherwise take control in any manner of any cash or non-cash items of payment or Proceeds of Collateral, (vi) receive, open and dispose of all mail addressed to such Loan Party Obligor at any post office box or lockbox maintained by (or for the benefit of) any Secured Party for such Loan Party Obligor or at any other business premises of any Loan Party or any Secured Party and (vii) endorse or assign to the Collateral Agent (for the benefit of the Secured Parties) on such Loan Party Obligor’s behalf any portion of Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any such items is not made by such Loan Party Obligor pursuant to the Security Agreement; and

(b) at any time, after the occurrence and during the continuance of an Event of Default, (i) execute and deliver on behalf of such Loan Party Obligor any agreement, instrument or document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which any Secured Party has an interest, (ii) execute and deliver on behalf of such Loan Party Obligor any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic’s, materialman’s or other Lien, (iii) subject to the terms of the Intercreditor Agreement, execute and deliver on behalf of such Loan Party Obligor any notice to any Account Debtor, (iv) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same, (v) grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith, (vi) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor, (vii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, such Loan Party Obligor to give the Secured Parties the same rights of access and other rights with respect thereto as such Secured Parties have under this Agreement or any other Loan Document, (viii) change the address for delivery of such Loan Party Obligor’s mail, (ix) vote any right or interest with respect to any Investment Property, and (x) subject to the terms of the Intercreditor Agreement, instruct any Account Debtor to make all payments due to any Loan Party Obligor directly to a Secured Party.

(c) Any and all sums paid, and any and all costs, expenses, liabilities, obligations and attorneys’ fees (internal and external counsel) of any Loan Party with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Each Loan Party Obligor agrees that each Secured Party’s rights under the foregoing power of attorney and any of such Secured Party’s other rights under this Agreement or any of the other Loan Documents or in respect of any of the Securities shall not be construed to indicate that any Secured Party is in control of the business, management or properties of any Loan Party Obligor or any of its Subsidiaries.

Section 5.8 Credit Bidding. The Loan Parties and the Lenders hereby irrevocably authorize the Collateral Agent, based upon the written instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Collateral Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Collateral Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Stock of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above and otherwise expressly provided for herein or in the other Loan Documents, the Collateral Agent will not execute nor deliver a release of any Lien on any Collateral. Upon request by the Collateral Agent or the Borrower at any time, the Lenders will confirm in writing Collateral Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 5.8.

Article 6
MISCELLANEOUS

Section 6.1 Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when received by electronic mail in each case addressed to a party. The addresses for such communications shall be the following (or such other addresses provided by written notice to the parties hereto from time to time):

If to the Borrower or any other Loan Party:

c/o Aytu Bioscience, Inc.
373 Inverness Pkwy #206
Englewood, CO 80122
Tel: (720) 437-6520

E-mail: josh.disbrow@aytubio.com
Attention: Josh Disbrow

With a copy to:

Dorsey & Whitney LLP
111 South Main St., Suite 2100
Salt Lake City, Utah 84111
Tel: (801) 933-7366

Email: taylor.nolan@dorsey.com

Attention: Nolan Taylor

If to the Collateral Agent or the Lenders:

Deerfield Management Company, L.P.
345 Park Avenue South
New York, NY 10010

Tel: (646) 536-5661

Email: dclark@deerfield.com
Attn: David J. Clark

With a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue

New York, NY 10022
Tel: (212) 940-6600

Email: mark.ramsey@katten.com

Attn: Mark Ramsey

and

Katten Muchin Rosenman LLP
525 West Monroe Street

Chicago, IL 60661
Tel: (312) 902-5493

Email: mark.wood@katten.com

Attn: Mark Wood

Section 6.2 Waiver of Notice. Whenever any notice is required to be given to the Lenders or the Borrower under any of the Loan Documents, a waiver thereof in writing signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 6.3 Reimbursement of Legal and Other Expenses. The Loan Parties agree to pay on or prior to the Sixth Amendment Effective Date and, within ten (10) Business Days after delivery of an invoice therefor, after the Sixth Amendment Effective Date, (a) all fees, costs and expenses of the Secured Parties of negotiation, preparation, execution, delivery, filing and administration of the Loan Documents the ABL Documents and any amendments, restatements, supplements, waivers, consents, forbearances or other modifications thereto, (b) all fees, costs and expenses of legal counsel to the Secured Parties in connection with the negotiation, preparation, execution, delivery, filing and administration of the Loan Documents, the ABL Documents and any amendments, restatements, supplements, waivers, consents, forbearances or other modifications thereto and any other agreements, instruments, documents or matters requested by the Borrower or any other Loan Party related thereto, (c) all fees, costs and expenses of creating and perfecting (and providing first priority) Liens in favor of Collateral Agent on behalf of the Secured Parties pursuant to any Loan Document, including filing and recording fees, expenses and Taxes, search fees, insurance premiums, and fees, costs, expenses and disbursements of legal counsel to the Secured Parties and of legal counsel providing any opinions that any Secured Party may request in respect of any Loan Documents or the Liens created pursuant to the Loan Documents, (d) all fees, costs and expenses incurred by any Secured Party (including legal counsel, agents and representatives of each Secured Party) in connection with the custody or preservation of any of the Collateral, the Notes and the Securities, (e) all fees, costs and expenses (including fees, costs and expenses of legal counsel to the Secured Parties and fees, costs and expenses of accountants, advisors and consultants) incurred by any Secured Party and its legal counsel relating to efforts to protect, evaluate, assess or dispose of any of the Collateral, the Notes or the Securities, (f) all fees, costs and expenses, including fees, costs and expenses of legal counsel to Collateral Agent and the Lenders and all fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by the Collateral Agent and Lenders in enforcing any of the Loan Documents or any Obligations of, or in collecting any payments due from, any Loan Party or any of its Subsidiaries hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement or the other Loan Documents in the nature of a “work-out” or pursuant to any proceeding or event of the type set forth in Section 5.4(d) (or any similar proceeding or event), and (g) the cost and expense of purchasing insurance that the Loan Parties or any of their Subsidiaries fail to obtain as required by the Loan Documents. Without limiting any of the foregoing provisions of this Section 6.3, any action taken by any Loan Party or any of its Subsidiaries under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Collateral Agent or any other Secured Party, shall be at the sole expense of such Loan Party, and neither Collateral Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Loan Party or any Subsidiary of any Loan Party therefor.

Section 6.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. To the fullest extent permitted by applicable law, the parties hereby waive all rights to a trial by jury in any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents.

Section 6.5 Successors and Assigns.

(a) This Agreement shall bind and inure to the respective successors and permitted assigns of the Parties, except that (a) none the Borrower, the other Loan Party Obligors and the Other Obligors may assign or otherwise transfer all or any part of its rights or obligations under the Loan Documents without the prior written consent of the Lenders and any such prohibited assignment or transfer is absolutely void ab initio; and (b) absent a Default or an Event of Default the Lenders may not assign or otherwise transfer all or part of their rights under the Loan Documents to any Person other than an investment fund managed by Deerfield Management, L.P. or any Affiliate or related fund of any of the Secured Parties, without the prior written consent of the Borrower (which consent shall not be unreasonably withheld). Before any Lender assigns all or any part of its rights under this Agreement or the Notes to a party other than an investment fund managed by Deerfield Management, L.P. (or any Affiliate or related fund of any of the Secured Parties), or there are more than five (5) Lenders, the Parties shall negotiate in good faith to amend this Agreement to appoint an administrative agent providing such agent and the Parties with rights and duties customary among syndicated credit facilities. Upon a Lender’s assignment of a Note in accordance with the foregoing sentence, such Lender shall provide notice of a permitted transfer to Borrower for recordation in the Register pursuant to Section 1.4. Upon receipt of a notice of a transfer of an interest in a Note, Borrower shall record the identity of the transferee and other relevant information in the Register and the transferee shall (to the extent of the interests transferred to such transferee) have all the rights and obligations of, and shall be deemed, a Lender hereunder.

(b) The Loan Parties acknowledge and agree that the Securities may be pledged by a holder thereof in connection with a bona fide margin agreement or other loan, financing or Indebtedness secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities under the Loan Documents, and no such holder effecting any such pledge of Securities shall be required to provide any Loan Party or any of its Subsidiaries with any notice thereof or otherwise make any delivery (including of any legal opinion) to any Loan Party pursuant to any Loan Document. The Loan Parties hereby agree to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a holder of Securities.

Section 6.6 Entire Agreement. The Loan Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto (including, without limitation, any agreement on the reimbursement of costs, etc. referenced in Section 2.9). The provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by the authorized officer of each of Borrower and the Required Lenders.

Section 6.7 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Section 6.8 Counterparts. This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies and facsimile copies thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.9 Survival.

(a) This Agreement and all agreements, representations and warranties made in the Loan Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the making of the Loan hereunder, and shall continue in force until payment in full of the Obligations (other than inchoate indemnification or reimbursement obligations or other obligations which, by their terms, survive termination of this Agreement), and the Lenders shall not be deemed to have waived, by reason of making the Loan, any Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge of any such Event of Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time the Disbursement was made.

(b) The obligations of the Borrower under Sections 1.4 and 2.5 and the obligations of the Borrower and the Lenders under this Article 6 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, or the termination of this Agreement or any provision hereof.

Section 6.10 No Waiver. Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Lenders upon any default under this Agreement, or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Lenders in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Lenders in respect of any other default. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 6.11 Indemnity.

(a) The Borrower, each Loan Party and Other Obligor shall, at all times, indemnify and hold each Secured Party harmless (the “Indemnity”) and each of their respective directors, partners, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the reasonable documented out-of-pocket attorneys’ fees incurred in defending against such claims), damages, liabilities, penalties, or other expenses arising out of, or relating to, the Loan Documents, the extension of credit hereunder or the Loan or the use of the Loan, which an Indemnified Person may incur or to which an Indemnified Person may become subject, but excluding all Taxes (each, a “Loss”). The Indemnity shall not apply to the extent that a court or arbitral tribunal of competent jurisdiction issues a final judgment that such Loss resulted from the gross negligence or willful misconduct of any Indemnified Person. The Indemnity is independent of and in addition to any other agreement of Borrower under any Loan Document to pay any amount to the Secured Parties, and any exclusion of any obligation to pay any amount under this subsection shall not affect the requirement to pay such amount under any other section hereof or under any other agreement.

(b) Promptly after receipt by an Indemnified Person under this Section 6.11 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Loss in respect thereof is to be made against the indemnifying person under this Section 6.11, deliver to Borrower a written notice of the commencement thereof, and Borrower shall have the right to participate in, and, to the extent Borrower so desires, to assume control of the defense thereof.

(c) An Indemnified Person shall have the right to retain its own counsel with the documented reasonable fees and out-of-pocket expenses to be paid by the indemnifying person, if, in the reasonable opinion of counsel for the Indemnified Person, the representation by such counsel of the Indemnified Person and Borrower would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Borrower shall pay for only one separate such legal counsel for all of the Indemnified Persons. The failure of an Indemnified Person to deliver written notice to the Borrower within a reasonable time of the commencement of any such action shall not relieve the Borrower of any liability to the Indemnified Person under this Section 6.11, except to the extent that Borrower is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6.11 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(d) In no circumstance will any of the Indemnified Persons be liable for lost profits or other special, punitive, or consequential damages. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, this Section 6.11 shall remain operative even after the payment in full of the Obligations.

Section 6.12 No Usury. The Loan Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Lenders for the Loan exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Lenders shall ever receive anything which might be deemed interest under applicable law that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Loan, or if such deemed excessive interest exceeds the unpaid balance of principal of the Loan, such deemed excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lenders for the Loan shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the deemed rate of interest on account of the Loan is uniform throughout the term thereof. The terms and provisions of this Section shall control and supersede every other provision of this Agreement and the Notes.

Section 6.13 Further Assurances. From time to time, the Borrower and the other Loan Party Obligors shall perform (and shall cause their Subsidiaries to perform) any and all acts and execute and deliver to the Secured Parties such additional agreements, instruments and documents as may be reasonably requested by any Secured Party to carry out the purposes of any Loan Document or to preserve and protect the Secured Parties’ rights and remedies as contemplated herein and therein.

Section 6.14 Confidentiality. Subject to Section 5.1(xiii), Lenders agree that they will hold any confidential information they may receive from Borrower in connection with the Loan Documents in confidence, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.14 by Lenders), (b) is or has been independently developed or conceived by Lenders without use of Borrower’s confidential information, or (c) is or has been made known or disclosed to Lender by a third party without a breach of any obligation of confidentiality such third party may have to Borrower; provided, however, that Lenders may disclose confidential information (i) to their attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with this Agreement and the other Loan Documents; (ii) to any prospective purchaser of any Loan from Lenders, if a transfer to such prospective purchaser is permitted and such prospective purchaser agrees to be bound by the provisions of this Section 6.14; (iii) to any existing or prospective Affiliate, partner, member, shareholder or wholly owned subsidiary of a Lender in the Ordinary Course of Business, provided that Lenders inform such Person that such information is confidential and direct such Person to maintain the confidentiality of such information; (iv) as may otherwise be required by law, regulation or legal process; (v) to any Person in connection with any legal proceeding to which it is a party; or (vi) as provided in Section 5.1(xiii).

Section 6.15 Intercreditor Agreement.

(a) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (i) the Liens granted to the Collateral Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any collateral hereunder or thereunder shall be subject, in each case, to the terms of the Intercreditor Agreement, (ii) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and of the Intercreditor Agreement, on the other hand, the terms and provisions of the Intercreditor Agreement shall control, (iii) any collateral (including the Collateral) under the Loan Documents held by (or in the possession or control of) the ABL Agent (as defined in the Intercreditor Agreement) (or its agents or bailees) shall be held as agent and bailee for security, Lien perfection and control purposes in favor of the Collateral Agent (for the benefit of the Secured Parties) in accordance with the terms of the Intercreditor Agreement and the Loan Documents, and (iv) each Lender hereunder authorizes and instructs the Collateral Agent to execute the Intercreditor Agreement on behalf of such Lender, and such Lender agrees to be bound by the terms thereof.

(b) Each Lender hereunder authorizes and instructs the Collateral Agent, as the Collateral Agent and on behalf of such Lender, to enter into one or more intercreditor agreements (including the Intercreditor Agreement) from time to time pursuant to, or as contemplated by, the terms of this Agreement and agrees that it will be bound by the terms and provisions thereof and will take no actions contrary to the terms and provisions thereof.

(c) Notwithstanding anything herein to the contrary, each of (i) the Obligations of the Loan Parties under this Agreement, (ii) the Lien and security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Loan Documents (including priority thereof), (iii) the release of Collateral from the Lien granted and created by the Loan Documents and (iv) the exercise of any right or remedy by the Collateral Agent under the Loan Documents are, in each case, subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Lenders and the Borrower have caused this Agreement to be duly executed as of the date set forth above.

BORROWER:

NEOS THERAPEUTICS

By:
Name:
Title:

LENDERS:	DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt III, L.P., General Partner

By: J.E. Flynn Capital III, LLC, General Partner

By:
Name:
Title:

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital, LLC, General Partner

By:
Name:
Title:

SCHEDULE 1

LENDER	ALLOCATION OF DISBURSEMENTS AND PAYMENTS
Deerfield Private Design Fund III, L.P.	66 2/3%
Deerfield Special Situations Fund, L.P.	33 1/3%

COMPLIANCE CERTIFICATE

[letterhead of the Borrower]

To:	Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017 Fax: 212-599-3075 Email: dclark@deerfield.com Attn: David J. Clark

Re: Compliance Certificate dated _______________

Ladies and Gentlemen:

Reference is made to that certain Facility Agreement dated as of May 11, 2016 (as amended, restated or otherwise modified from time to time, the “Facility Agreement”) between Neos Therapeutics, Inc., a Delaware corporation (the “Borrower”), and the lenders set forth on the signature page thereto. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Facility Agreement unless specifically defined herein.

Pursuant to Section 5.1(v) of the Facility Agreement, the undersigned Chief Financial Officer of the Borrower hereby certifies on behalf of each Borrower Loan Party (solely in his capacity as an officer of the Borrower and not in his individual capacity) that:

1. The financial statements of the Borrower Loan Parties for the ___ -month period ending _____________ attached hereto have been prepared in accordance with GAAP and fairly present the financial condition of the Loan Parties for the periods and as of the dates specified therein.

2. As of the date hereof, there does not exist any Default or Event of Default.

3. The Borrower Loan Parties are in compliance with the applicable financial covenants contained in Section 5.3 of the Facility Agreement for the periods covered by this Compliance Certificate. Attached hereto are statements of all relevant facts and computations in reasonable detail sufficient to evidence the Loan Parties’ compliance with such financial covenants, which computations were made in accordance with GAAP.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this __ day of _______________, ______.

NEOS THERAPEUTICS, INC.,
as the Borrower

By:
Name:
Title: Chief Financial Officer

EXHIBIT B

Form of ABL Amendment

[Attached.]

See Exhibit 10.2 to this Current Report on Form 8-K

B-1

EXHIBIT C

Form of Promissory Note

SENIOR SECURED NOTE

Original Issuance Date: May 11, 2016	Principal: U.S. $[__________]
Second Amendment and Restatement Date: May 6, 2020
Sixth Amendment Effective Date: March 19, 2021

FOR VALUE RECEIVED, NEOS THERAPEUTICS, INC., a Delaware corporation (the “Company”), hereby promises to pay to [________], or its registered assigns (the “Holder”) the principal amount of [_______] dollars ($[____________]), pursuant to, and in accordance with, the terms of that certain Facility Agreement, dated as of May 11, 2016 (as amended by the First Amendment to Facility Agreement, dated as of June 1, 2017, the Second Amendment to Facility Agreement, dated as of November 5, 2018, the Third Amendment to Facility Agreement, dated as of March 26, 2019, the Fourth Amendment to Facility Agreement, dated as of October 2, 2019, the Fifth Amendment to Facility Agreement, dated as of May 6, 2020, and the Consent, Waiver and Sixth Amendment to Facility Agreement, dated as of March [19], 2021, in each case, by and among the Company, the Guarantors specified therein and the Lenders party thereto, and as may be further amended, restated, modified and supplemented from time to time, the “Facility Agreement”). All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Facility Agreement.

This Senior Secured Note (this “Note”) is one of the “Notes” issued under the Facility Agreement, was originally issued on May 11, 2016, was amended and restated on the First Amendment and Restatement Date, was amended on the Third Amendment Date, was amended and restated on the Second Amendment and Restatement Date, and is again amended and restated as of the Sixth Amendment Effective Date. This Note shall bear interest on the principal amount hereof pursuant to the provisions of the Facility Agreement. The Company shall make all payments to the Holder of interest and principal under this Note in the manner provided in and otherwise in accordance with the Facility Agreement. If an Event of Default has occurred and is continuing, this Note may, in accordance with the applicable provisions of the Facility Agreement, become immediately due and payable.

All payments of any kind due to the Holder from the Company pursuant to this Note shall be made in the full face amount thereof. Subject to the terms of the Facility Agreement, all such payments will be free and clear of, and without deduction or withholding for, any present or future taxes. The Company shall pay all and any costs (administrative or otherwise) imposed by the Company’s banks, clearing houses, or any other financial institution, in connection with making any payments hereunder.

The Company shall pay all reasonable, documented, out-of-pocket costs of collection, including, without limitation, all reasonable, documented, out-of-pocket legal expenses and attorneys’ fees, paid or incurred by the Holder in collecting and enforcing this Note.

Other than those notices required to be provided by Holder to Company under the terms of the Facility Agreement, the Company and every endorser of this Note, or the obligations default, and notice of any kind with respect to this Note and the Facility Agreement or the performance of the obligations under this Note and/or the Facility Agreement. No renewal or extension of this Note or the Facility Agreement, no delay in the enforcement of payment of this Note or the Facility Agreement, and no delay or omission in exercising any right or power under this Note or the Facility Agreement shall affect the liability of the Company or any endorser of this Note.

No delay or omission by the Holder in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default; nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right. The provisions of this Note may be waived or amended only in a writing signed by the Company and the Holder. This Note may be prepaid in whole or in part in accordance with the provisions of the Facility Agreement.

Each party hereby irrevocably agrees that any legal action, suit or other proceeding arising out of or relating to this Note may be brought exclusively in the courts state and federal courts sitting in the City of New York, borough of Manhattan, and hereby consents that personal service of summons or other legal process may be made as set forth in Section 6.4 of the Facility Agreement, which service such party agrees shall be sufficient and valid. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

COMPANY:

NEOS THERAPEUTICS, INC.

By:
Name:
Title:

EXHIBIT D

Form of Perfection Certificate

Perfection Certificate

[_], 202[_]

Reference is hereby made to that certain Facility Agreement dated as of May 11, 2016 (as amended by that certain (i) First Amendment to Facility Agreement dated as of June 1, 2017, by and among Neos Therapeutics, Inc., a Delaware corporation (the “Borrower”) , the Guarantors party thereto and the Lenders party thereto, (ii) Second Amendment to Facility Agreement dated as of November 5, 2018 among the Borrower, Guarantors and Lenders, (iii) Third Amendment to Facility Agreement dated as of March 29, 2019 among the Borrower, Guarantors and Lenders, (iv) Fourth Amendment to Facility Agreement, dated as of October 2, 2019, by and among the Borrower, Guarantors and the Lenders, (v) Fifth Amendment to Facility Agreement, dated as of May 6, 2020, by and among the Borrower, Guarantors and the Lenders and (vi) the Sixth Amendment dated as of the date hereof among the Borrower, Guarantors and Lenders, and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Lenders party thereto and the Borrower.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. Any terms (whether capitalized or lower case) used in this Perfection Certificate that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Agreement; provided that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

Each of the undersigned hereby certifies to Collateral Agent (for the benefit of the Secured Parties) and each of the Lenders as follows as of the date hereof:

1. Loan Party Information:

(a) Jurisdictions of Formation; Foreign Business Qualifications:

Each Loan Party is (i) the type of entity disclosed next to its name below, (ii) duly formed and validly existing under the laws of the jurisdiction disclosed next to its name below and (iii) qualified to do business in the jurisdictions disclosed next to its name below.

Except as indicated below, no Loan Party has changed its jurisdiction of organization at any time during the past four months.

LOAN PARTY	ENTITY TYPE AND JURISDICTION OF FORMATION	FOREIGN BUSINESS QUALIFICATIONS

(b) Names:

The exact legal name of each Loan Party, as such name appears in its certified certificate of incorporation, articles of incorporation, certificate of formation, or any other organizational document, is set forth below. Also set forth below next to the name of each Loan Party is (i) a list of any other prior legal names such Loan Party has had in the past five years, together with the date of the relevant name change, (ii) a list of all other names used by such Loan Party in connection with any business or organization to which such Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise or on any filings with the Internal Revenue Service, in each case, at any time in the past five years, and (iii) a list of all of the present and prior trade names used by such Loan Party at any time in the past five years.

LOAN PARTY LEGAL NAME	PRIOR LEGAL NAMES	OTHER NAMES	EXISTING/PRIOR TRADE NAMES

(c) Collateral Locations:

Set forth below is a list of all real property locations owned or leased by each Loan Party Obligor, including (i) the Collateral located on, and uses of, such real property, (ii) the addresses of each parcel of real property and (iii) whether owned or leased (and if leased, the complete name and notice address of the lessor).

Except as described below, no Loan Party Obligor has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any real property and no Loan Party Obligor has any leases which require the consent of the landlord, tenant or other party thereto to the transactions contemplated by the Loan Documents.

LOAN PARTY OBLIGOR	COLLATERAL DESCRIPTION/USE (indicate if any fixtures)	COLLATERAL LOCATION OR PLACE OF BUSINESS (INCLUDING CHIEF EXECUTIVE OFFICE)	OWNER/LE SSOR (IF LEASED)

Perfection Certificate

(d) Collateral in Possession of Lessor, Bailee, Consignee or Warehouseman:

Set forth below is a list of all third parties with possession of any Collateral (including Inventory and Equipment) of any Loan Party Obligor, including (i) the name and address of such third party, (ii) a description of the Collateral in such third party’s possession, and (iii) the location of such Collateral.

LOAN PARTY OBLIGOR	ADDRESS OF COLLATERAL	BAILEE/ CONSIGNEE/ WAREHOUSEMAN	DESCRIPTION OF COLLATERAL

(e) Litigation:

Set forth below is a description of all claims, proceedings, litigation or investigations pending or (to the best of each Loan Party Obligor’s knowledge) threatened against any Loan Party.

(f) Capitalization of Loan Parties:

Attached hereto as Exhibit A is a corporate organizational chart that lists each Loan Party and each of their respective Subsidiaries, and indicates whether any of the Loan Parties is inactive and has de minimis assets.

Set forth below is a true and correct list of all of the issued and outstanding Stock of each Loan Party and its Subsidiaries and the record and beneficial owners of such Stock, along with the certificate number representing such Stock.

Loan Party	Equityholder	Equity Description	Percentage of Outstanding Equity Issued by Loan Party	Certificate (Indicate No.)

(g) Other Stock and Investment Property:

Set forth below is a list of all Investment Property owned by any Loan Party Obligor, including any Stock not described above in Section 1(f).

(h) Material Contracts:

Set forth below is a list of all Material Contracts of any Loan Party.

Perfection Certificate

(i) Extraordinary Transactions:

Except for those purchases, mergers, acquisitions, consolidations, and other transactions described below, all of the Collateral has been originated by each Loan Party in the ordinary course of business or consists of goods which have been acquired by such Loan Party in the ordinary course of business from a person in the business of selling goods of that kind.

2. Commercial Tort Claims:

Set forth below is a true and correct list of all commercial tort claims held by any Loan Party, including a brief description thereof containing the case name and parties.

3. Deposit Accounts / Other accounts:

Set forth below is a list of all Deposit Accounts, Securities Accounts, Commodity Accounts, Securities Entitlements and Commodity Contracts and all other depositary, securities, commodity and other accounts maintained by each Loan Party Obligor as of the date hereof, including for each such account (i) the name of the Loan Party Obligor maintaining the account, (ii) the name of the financial institution, securities intermediary, commodity intermediary or other Person at which the account is maintained, (iii) the account number and the purpose of the account and (iv) whether the account is a “Restricted Account”.

Loan Party Obligor	Name of Financial Institution	Account Number (* indicates account is approved for funding of loan proceeds)	Purpose of Account	Is the Account a “Restricted Account” as defined in Annex II (Yes or No?)

4. Intellectual Property:

(a) Patents and Patent Applications:

Set forth below is a complete and correct list of all patents and applications for patents owned by any Loan Party Obligor.

(b) Trademarks and Trademark Applications:

Perfection Certificate

Set forth below is a complete and correct list of all trademarks and applications for trademarks owned by any Loan Party Obligor.

(c) Copyrights and Copyright Applications:

Set forth below is a complete and correct list of all copyrights and applications for copyrights owned by any Loan Party Obligor.

Loan Party Obligor	Copyright Title	Copyright Registration Date	Copyright Registration Number	Copyright Application Number

(d) Intellectual Property Licenses:

Set forth below is a complete and correct list of all Intellectual Property licenses entered into by any Loan Party Obligor pursuant to which (i) any Loan Party Obligor has provided any license or other rights in Intellectual Property owned or controlled by such Loan Party Obligor to any other Person (other than non-exclusive software licenses granted in the ordinary course of business) or (ii) any Person has granted to any Loan Party Obligor any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Loan Party, including any Intellectual Property that is incorporated in any Inventory or other product marketed, sold, licensed, or distributed by such Loan Party Obligor.

by and between NeuRx Pharmaceuticals LLC and Neos Therapeutics, Inc. dated October 233, 2018 (NRX-101)

5. Insurance:

A true and complete listing of all insurance carried by any Loan Party as of the date hereof, including issuers, coverages and deductibles, is set forth below.

6. Other Assets:

A Loan Party Obligor owns the following kinds of assets:

Aircraft:	Yes ____	No ____

Letter-of-Credit Rights:	Yes ____	No ____

Indebtedness (including as evidenced by promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, and/or electronic chattel paper):	Yes ____	No ____

Vessels, boats or ships:	Yes ____	No ____

Railroad rolling stock:	Yes ____	No ____

Motor Vehicles or similar titled collateral.	Yes ____	No ____

If the answer is yes to any of these other types of assets, please describe on Exhibit B.

Perfection Certificate

7. Existing Indebtedness:

Set forth below is a complete and correct list of all existing Indebtedness of any Loan Party:

[signature page follows]

Perfection Certificate

IN WITNESS WHEREOF, the undersigned have signed this Perfection Certificate as of the date first set forth above.

NEOS THERAPEUTICS, INC.

By:
Name:
Title:

NEOS THERAPEUTICS COMMERCIAL, LLC

By:
Name:
Title:

NEOS THERAPEUTICS BRANDS, LLC

By:
Name:
Title:

PHARMAFAB TEXAS, LLC

By:
Name:
Title:

NEOS THERAPEUTICS, LP

By:	Pharmafab Texas, LLC, Its General Partner

By:
Name:
Title:

Exhibit A

CORPORATE ORGANIZATIONAL CHART

Perfection Certificate

Exhibit B

DESCRIPTION OF OTHER ASSETS

Schedule 1(e)

Litigation

Schedule 1(h)

Material Agreements

Schedule 4(a)

Patents

Loan Party Obligor	Patent Registration Number	Registration Date	Patent Application Number	Application Date

Schedule 4(b)

Trademarks

Loan Party Obligor	Trademark Title	Trademark Application Number	Trademark Registration Number	Date of Application	Date of Registration

Schedule 5

Insurance

Issuer	Coverage	Aggregate	Deductible

EXHIBIT E

Closing Checklist

[Attached.]

E-1

DISCLOSURE SCHEDULES

[Attached.]

E-2